                                                                 Exhibit 4.2

                                                                 EXECUTION COPY


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                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT


                          Dated as of November 1, 1999


                                      among


                         TENASKA GEORGIA PARTNERS, L.P.,


                           THE TORONTO-DOMINION BANK,
                              as the PPA LOC Agent,


                           THE TORONTO-DOMINION BANK,
                              as the DSR LOC Agent,


                            THE CHASE MANHATTAN BANK,
                                 as the Trustee,


                            THE CHASE MANHATTAN BANK,
                            as the Authority Trustee,


                            THE CHASE MANHATTAN BANK,
                            as the Collateral Agent,


                                       and


                         THE CHASE MANHATTAN BANK as the
                                Depositary Bank.

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

                                TABLE OF CONTENTS

                                      PAGE


                                    ARTICLE I

                    DEFINED TERMS; PRINCIPLES OF CONSTRUCTION
Section 1.1       Defined Terms..............................................................2
Section 1.2       Principles of Construction.................................................5

                                   ARTICLE II

              REPORTING REQUIREMENTS; PROCEDURES GOVERNING ACCOUNTS

Section 2.1       Procedures Governing Funds.................................................5
Section 2.2       Establishment of Funds and Sub-accounts....................................6
Section 2.3       Security Interest..........................................................7
Section 2.4       Termination................................................................8

                                   ARTICLE III

                                    THE FUNDS

Section 3.1       Construction Fund..........................................................8
Section 3.2       Payments on Commercial Operation Date.....................................10
Section 3.3       Revenue Fund..............................................................11
Section 3.4       Operating Fund............................................................16
Section 3.5       Debt Service Fund.........................................................16
Section 3.6       Debt Service Reserve Account..............................................17
Section 3.7       Loss Proceeds Account.....................................................19
Section 3.8       Subordinated Debt Account.................................................22
Section 3.9       Partnership Distribution Fund.............................................22
Section 3.10      Withdrawals from the Funds on the Debt Termination Date...................23
Section 3.11      Investments...............................................................23
Section 3.12      Receipt of Proceeds by the Partnership....................................24
Section 3.13      Benefit of Accounts.......................................................24
Section 3.14      Information...............................................................24
Section 3.15      Accounts Generally........................................................25
Section 3.16      Depositary Bank Obligations Limited.......................................25
Section 3.17      Trigger Events............................................................25
Section 3.18      Exercise of Remedies - Loss Proceeds......................................25

                                   ARTICLE IV

                        ADMINISTRATION OF THE COLLATERAL
Section 4.1       Administration of the Collateral..........................................26
Section 4.2       Priority of Security Interests............................................27

                                    ARTICLE V

                        EVENTS OF DEFAULT; TRIGGER EVENTS

Section 5.1       Exercise of Rights........................................................27
Section 5.2       Actions Upon A Trigger Event..............................................28
Section 5.3       Exercise of Remedies and Application of Proceeds..........................29
Section 5.4       Receipt of Money or Proceeds..............................................30
Section 5.5       Additional Senior Parties.................................................31

                                   ARTICLE VI

                COLLATERAL AGENT; RELATIONS AMONG SENIOR PARTIES

Section 6.1       Appointment and Duties of Collateral Agent................................31
Section 6.2       Rights of Collateral Agent................................................32
Section 6.3       Lack of Reliance on the Collateral Agent..................................34
Section 6.4       Indemnification; Bankruptcy...............................................34
Section 6.5       Resignation or Removal of the Collateral Agent............................35
Section 6.6       Documents.................................................................36
Section 6.7       Authorization.............................................................36
Section 6.8       Additional Collateral Agents..............................................37
Section 6.9       Power of Attorney from Senior Parties.....................................39
Section 6.10      Rights of Senior Parties..................................................39
Section 6.11      Amendments and Waivers....................................................39

                                   ARTICLE VII

                               THE DEPOSITARY BANK

Section 7.1       Appointment of Depositary Bank; Powers and Immunities.....................40
Section 7.2       Reliance by Depositary Bank...............................................41
Section 7.3       Court Orders..............................................................41
Section 7.4       Resignation or Removal....................................................41
Section 7.5       Expenses; Indemnification; Fees...........................................42

                                  ARTICLE VIII

                                  MISCELLANEOUS
Section 8.1       Direction to Collateral Agent.............................................43
Section 8.2       Action by Collateral Agent................................................43
Section 8.3       Amendments, Waiver........................................................43
Section 8.4       Transfers.................................................................43
Section 8.5       Severability..............................................................43
Section 8.6       Notices...................................................................43
Section 8.7       Successors and Assigns....................................................45
Section 8.8       Counterparts..............................................................45
Section 8.9       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial...........45
Section 8.10      No Impairments of Other Rights............................................46
Section 8.11      Headings..................................................................46
Section 8.12      Termination...............................................................46
Section 8.13      Entire Agreement..........................................................46
Section 8.14      Execution in Lieu of Agent................................................46
Section 8.15      Conflicts with Other Security Documents...................................46
Section 8.16      Scope of Duties; Limits on Liability......................................46
Section 8.17      Benefit of Agreement......................................................46
Section 8.18      Cumulative Remedies.......................................................46
Section 8.19      Time of Day; English Language.............................................47
Section 8.20      Notice of Adverse Claim...................................................47
Section 8.21      No Recourse...............................................................47

Exhibit A.........Form of Designation Letter
Exhibit B.........Form of Subordination Provisions
Exhibit 3.1.......Form of Requisition
Schedule I........Accounts

         COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this "AGREEMENT") dated as of November 1, 1999 among Tenaska Georgia Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), The Toronto-Dominion Bank, acting as agent on behalf of the DSR LOC Banks under the DSR LOC Reimbursement Agreement (in such capacity together with its successors and assigns, the "DSR LOC AGENT"), The Toronto-Dominion Bank, acting as agent on behalf of the PPA LOC Banks under the PPA LOC Reimbursement Agreement (in such capacity together with its successors and assigns, the "PPA LOC AGENT"), The Chase Manhattan Bank, acting in its capacity as the trustee under the Indenture (in such capacity together with its successors and assigns, the "TRUSTEE"), The Chase Manhattan Bank, acting in its capacity as the trustee under the Authority Indenture (in such capacity together with its successors and assigns, the "AUTHORITY TRUSTEE"), The Chase Manhattan Bank, acting in its capacity as the depositary bank (in such capacity together with its successors and assigns, the "DEPOSITARY BANK"), and The Chase Manhattan Bank, acting in its capacity as the collateral agent appointed hereunder for the Senior Parties (in such capacity together with its successors and assigns, the "COLLATERAL AGENT").

                              W I T N E S S E T H:

         WHEREAS, the Partnership proposes to develop, construct and operate a nominally rated 936 MW (nominal summer rating) natural gas fired simple-cycle electric generating plant in Heard County, Georgia (the "Project");

         WHEREAS, the Partnership has determined that the most feasible method of financing the Project is for the Partnership to issue Bonds for that purpose;

         WHEREAS, in order to, among other things, provide financing of the costs associated with the development, construction and start-up of the Project, the Partnership has determined to issue Bonds pursuant to the Indenture initially in the aggregate principal amount of $275,000,000;

         WHEREAS, the Collateral Agent, the Partnership and others are entering into the Security Documents, pursuant to which the Collateral Agent, acting on behalf of the Senior Parties, will obtain a continuing Lien on and perfected Security Interest in the Collateral;

         WHEREAS, in order to satisfy certain requirements of the Partnership under the Financing Documents, the Partnership may incur Permitted Indebtedness as permitted under the Common Agreement in connection with (i) the issuance of the DSR LOC by the DSR LOC Agent pursuant to the DSR LOC Reimbursement Agreement, (ii) the issuance of the PPA LOC by the PPA LOC Agent pursuant to the PPA LOC Reimbursement Agreement, (iii) the issuance by the Authority of the Authority Bonds, (iv) the issuance by the Partnership of its Guaranty of the Authority Bonds, and (v) its entry into the Lease Agreement with respect to the Authority Bonds;

         WHEREAS, under the terms of the Common Agreement, the Partnership may incur additional Permitted Indebtedness which will be secured by the Collateral;

         WHEREAS, the parties hereto desire to enter into this Agreement to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties hereto under the above described documents, (b) the priority of their respective Security Interests created by the Security Documents and (c) the appointment of the Collateral Agent as the collateral agent for the Senior Parties and as the entitlement holder of Collateral consisting of securities entitlements for purposes of Article 8 of the UCC; and

         WHEREAS, (a) the Partnership desires to grant to the Collateral Agent, acting on behalf of the Senior Parties, a Lien on and security interest in, among other things, the Funds established pursuant to this Agreement and (b) the Collateral Agent desires to appoint the Depositary Bank as depositary bank to hold and administer money deposited in the various Funds established pursuant to this Agreement and funded with, among other things, proceeds of certain insurance and revenues generated and distributed to the Partnership.

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

                                    ARTICLE I

                    DEFINED TERMS; PRINCIPLES OF CONSTRUCTION

         Section 1.1 DEFINED TERMS. (a) For all purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meaning set forth in Appendix A to the Common Agreement.

                  (b) The following terms shall have the following respective meanings:

         "ACCRUED SENIOR DEBT" shall mean, on the date on which the Commercial Operation Certificate is delivered, the amount at least equal to principal, interest and letter of credit fees on all Senior Debt due and payable on the Scheduled Payment Date immediately succeeding the date of such Commercial Operation Certificate multiplied by a fraction (a) the numerator of which is the number of complete months since the immediately preceding Scheduled Payment Date and (b) the denominator of which is six.

         "ADDITIONAL COLLATERAL AGENT" shall have the meaning given to that term in SECTION 6.8(A) (Additional Collateral Agent.)

         "AGREEMENT" shall mean this Agreement in its entirety.

         "ARREARAGES" shall have the meaning specified in SECTION 5.4 (Receipt of Money or Proceeds).

         "AUTHORITY TRUSTEE CLAIMS" means all obligations of the Partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities under the Authority Indenture and the Lease Agreement.

         "COLLATERAL AGENT CLAIMS" shall mean all obligations of the Partnership, now or hereafter existing, to pay fees, costs, expenses, liabilities and indemnities to the Collateral Agent pursuant to SECTIONS 6.2(E) (Rights of Collateral Agent) and 6.4 (Indemnification; Bankruptcy) hereof and the other Financing Documents.

         "COMMON AGREEMENT" means the Agreement as to Certain Undertakings, Common Representations, Warranties, Covenants and Other Terms dated as of November 1, 1999, among the Partnership, the Trustee, the DSR LOC Agent, the PPA LOC Agent and the Collateral Agent.

         "DAMAGES" shall have the meaning specified in SECTION 6.4(B) (Indemnification; Bankruptcy).

         "DEBT TERMINATION DATE" shall mean the date on which all Finance Liabilities, other than contingent liabilities and obligations which are unasserted at such date, have been paid and satisfied in full and all Finance Commitments have been terminated.

         "DEPOSITARY BANK CLAIMS" means all obligations of the Partnership, now or hereafter existing to pay administrative fees, costs, expenses, liabilities and indemnities to the Depositary Bank under the Indenture and the Collateral Agency Agreement.

         "DESIGNATION LETTER" shall mean any letter executed and delivered pursuant to SECTION 5.5 (Additional Senior Parties) hereof and substantially in the form of EXHIBIT A hereto.

         "DSR LOC AGENT CLAIMS" means all obligations of the Partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities under the DSR LOC Reimbursement Agreement.

         "ENERGY CONTRACT BUY-OUT PROCEEDS SUB-ACCOUNT" means the sub-account of the Revenue Fund established by the Collateral Agent pursuant to SECTION 2.2 (Establishment of Funds and Sub-accounts) of the Collateral Agency Agreement.

         "EVENT OF DEFAULT" shall mean an "event of default" under the Common Agreement.

         "EXCESS LOSS PROCEEDS" means any excess Loss Proceeds on deposit in the Loss Proceeds Account after the Partnership has delivered to the Collateral Agent a certificate certifying that the Event of Loss in respect of which such Loss Proceeds were received has been fully repaired or restored.

         "FINANCE COMMITMENT" shall mean any commitment pursuant to any of the Financing Documents (or any other similar agreement entered into by the Partnership with respect to the incurrence of Permitted Indebtedness (other than the Bonds, the DSR LOC, the PPA LOC and Subordinated Debt)) to provide credit to the Partnership.

         "FINANCE LIABILITIES" shall mean all Indebtedness, liabilities and obligations of the Partnership (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Senior Parties (of whatsoever nature and howsoever evidenced) under or pursuant to the Indenture, the Bonds, the DSR LOC Reimbursement Agreement, the PPA LOC Reimbursement

Agreement, a Working Capital Facility, and any other Financing Document (or any other similar agreement entered into by the Partnership with respect to the incurrence of Permitted Indebtedness (other than Subordinated Debt)), to the extent arising on or prior to the Debt Termination Date, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements.

         "FUNDS" shall have the meaning given to that term in SECTION 2.2 (Establishment of Funds and Sub-accounts) hereof.

         "INITIAL BONDS" shall have the meaning given to that term in the Indenture.

         "INDEMNIFIED PARTY" shall have the meaning specified in SECTION 6.4 (Indemnification; Bankruptcy).

         "MAJOR MAINTENANCE REQUIRED AMOUNT" means, for any Funding Period following termination of the LTSA in the event that the LTSA is not replaced with an agreement similar in scope to the LTSA, an amount that would have been required to be paid to GE International during such Funding Period using the same escalation formulas and indices provided for in the LTSA had the LTSA remained in effect, as such amount may be adjusted by the Partnership with the written consent of the Independent Engineer.

         "OTHER SENIOR DEBT" means all Permitted Indebtedness, except Permitted Indebtedness set forth in clause (i), (ii), (v), (vi) and (vii) of Section 5.2(a) (Permitted Indebtedness) of the Common Agreement.

         "OTHER SENIOR DEBT AGENT CLAIMS" means, as to the agent or representative in respect of any Other Senior Debt, all obligations of the Partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities under the documentation relating to such Other Senior Debt.

         "OUTSTANDING" shall have the meaning given to that term in the Indenture.

         "PECO BUY-OUT PROCEEDS" means all proceeds received by or on behalf of the Partnership in respect of an Energy Contract Buy-Out in connection with a termination by PECO of the PPA on the 20th anniversary of the date of commencement of the operating term of the PPA.

         "PPA LOC AGENT CLAIMS" means all obligations of the Partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities under the PPA LOC Reimbursement Agreement.

         "SECURITY INTEREST" shall mean any perfected and enforceable Lien on the Collateral granted to the Collateral Agent pursuant to the requirements of any applicable Financing Document.

         "TRIGGER EVENT DATE" shall have the meaning set forth in SECTION 5.3(A) (Exercise of Remedies and Application of Proceeds).

         "TRUSTEE CLAIMS" means all obligations of the Partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities under the Indenture.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "WORKING CAPITAL AGENT CLAIMS" means all obligations of the Partnership, now or hereafter existing, to pay administrative fees, costs, expenses, liabilities and indemnities under a Working Capital Facility.

         For all purposes of this Agreement, the principles of construction set forth in SECTION 1.1 (Definitions; Construction) of the Common Agreement shall apply.

                                   ARTICLE II

              REPORTING REQUIREMENTS; PROCEDURES GOVERNING ACCOUNTS

         Section 2.1 PROCEDURES GOVERNING FUNDS. (a) The Depositary Bank hereby agrees to act as such and to accept all cash, payments, other amounts (including any instruments in respect thereof) and Permitted Investments to be delivered to or held by the Depositary Bank pursuant to the terms of this Agreement, and to promptly deposit all such amounts and Permitted Investments into the Funds established hereunder in accordance with the terms hereof. The Depositary Bank shall hold and safeguard the Funds during the term of this Agreement and shall treat the cash, payments, other amounts and Permitted Investments, and all rights related thereto, now or hereafter deposited in or credited to the Funds as "financial assets" (as defined in Section 8-102(a)(9) of the UCC), pledged by the Partnership to the Collateral Agent for the benefit of the Senior Parties, to be held by the Depositary Bank, acting as a "securities intermediary" (as defined in the UCC).

                  (b) The Funds and sub-accounts established pursuant to SECTION
2.2 (Establishment of Funds and Sub-accounts) shall be in the name of the Collateral Agent, for the benefit of the Senior Parties, for purposes of granting the Collateral Agent, on behalf of the Senior Parties, a security interest therein in accordance with the Security Documents (with the exception of funds held on deposit in the Local Accounts). The Collateral Agent shall be the entitlement holder with respect to such of the Collateral consisting of securities entitlements for purposes of the UCC. All amounts and Permitted Investments from time to time held in each Fund shall be (a) registered in the name of the Collateral Agent, for the benefit of the Senior Parties, (b) held in the custody of the Depositary Bank for the purposes and on the terms set forth in this Agreement and the other Financing Documents and (c) endorsed to the Collateral Agent or credited to another account maintained in the name of Collateral Agent. All such amounts shall constitute a part of the Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Partnership until applied as hereinafter provided.

                  (c) Each of the Funds shall at all times be in the exclusive possession of, and under the exclusive dominion and control of, the Depositary Bank acting at the written direction of the Collateral Agent (with the exception of funds held on deposit in the Local Accounts). The

Partnership agrees that its rights to monies held in the Funds are subject to and controlled by the terms of this Agreement. In no case will any amounts or Permitted Investments deposited in or credited to any Fund be registered in the name of the Partnership, payable to the order of the Partnership or specially endorsed to the Partnership except to the extent the foregoing have been specially endorsed to the Collateral Agent or in blank. The Partnership agrees that the Funds, sub-accounts and the Local Accounts established hereto shall be the only deposit accounts of the Partnership.

                  (d) The Depositary Bank hereby agrees that it will comply with "entitlement orders" (within the meaning of Section 8-102(a)(8) of the UCC, including, without limitation, any notification to the Depositary Bank directing transfer or redemption of any securities or other financial assets in any Fund) issued by the Collateral Agent and relating to any Fund without the requirement of further consent by the Partnership or any other Person. The Depositary Bank hereby represents that it has not entered into, and, hereby agrees that until the termination of each of the Financing Documents, it will not enter into, any agreement with any other Person (other than the Partnership) relating to the Funds (or the amounts and Permitted Investments deposited therein or credited thereto) pursuant to which it has agreed to comply with entitlement orders made by such Person. The Depositary Bank hereby represents that it has not entered into any other agreement with the Partnership or the Collateral Agent purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders as set forth in this SECTION 2.1(D). The Collateral Agent agrees that it shall not issue entitlement orders in any circumstances which are not permitted by this Agreement.

         Section 2.2 ESTABLISHMENT OF FUNDS AND SUB-ACCOUNTS. The Collateral Agent hereby establishes with the Depositary Bank the following funds (the "FUNDS") in the form of non-interest bearing accounts and sub-accounts thereof (and each such Fund or sub account shall be a "securities account" as such term is defined in Section 8-501(a) of the UCC), which shall be maintained at all times in accordance with SECTION 2.1 Procedures Governing Funds) until the termination of this Agreement:

                        (i)  Construction Fund;

                       (ii)  Revenue Fund;

                      (iii)  Operating Fund;

                       (iv)  Debt Service Fund; and

                        (v)  Partnership Distribution Fund

         The following sub-accounts are hereby established and created within the Revenue Fund:

                        (i)  Loss Proceeds Account;

                       (ii) Energy Contract Buy-Out Proceeds Sub-account (established and created as a sub-account within the Loss Proceeds Account); and

                      (iii) EPC Buy-Down Proceeds Sub-account (established and created as a sub-account within the Loss Proceeds Account).

The Major Maintenance Sub-account is hereby established and created within the Operating Fund.

         The following two sub-accounts are hereby established and created within the Debt Service Fund:

                        (i)  Debt Service Reserve Account; and

                       (ii)  Subordinated Debt Account.

         The following sub-accounts are hereby established and created within the Partnership Distribution Fund:

                        (i)  Distribution Suspense Account; and

                       (ii)  Unrestricted Account.

         Certain additional sub-accounts within certain of the Funds may be established and created from time to time in accordance with this Agreement.

         The Partnership may also establish up to two checking accounts in the locality of the Project or the principal executive office of the managing general partner of the Partnership (the "LOCAL Accounts") which may be funded by amounts transferred in accordance with the terms hereof which shall be included in the definition of "Funds" for all purposes of the Financing Documents other than the provisions set forth in SECTION 2.1 (Procedures Governing Funds) requiring each Fund to be established by the Collateral Agent with the Depositary Bank.

         Section 2.3 SECURITY INTEREST. (a) As collateral security for the prompt and complete payment and performance when due of all obligations of the Partnership owing to any Senior Party, the Partnership hereby pledges, assigns, hypothecates and transfers to the Collateral Agent for the benefit of the Senior Parties, and grants to the Collateral Agent a Lien on and Security Interest in and to (i) each Fund and (ii) all cash, investments and securities at any time on deposit in any Fund, including all income or gain earned thereon. The Depositary Bank shall not change the name or account number of the foregoing Funds or sub-accounts without the prior written consent of the Collateral Agent and the Partnership.

                  (b) The Collateral Agent hereby waives any right of set-off or recoupment that it may have or obtain with respect to the Funds or any amounts or Permitted Investments deposited therein or credited thereto other than any right of set-off or recoupment it may exercise on behalf of the Senior Parties.

                  (c) Notwithstanding any provision herein to the contrary, each Senior Party hereby acknowledges and agrees that all funds held by the Trustee in accordance with the Indenture are held for the benefit of the Holders and that the Trustee shall hold such funds solely for the benefit of such Holders.

                  (d) Notwithstanding any provision herein to the contrary, each Senior Party hereby acknowledges and agrees that all funds held in the Debt Service Reserve Account by the Collateral Agent in accordance with this Agreement are held for the benefit of the Trustee (on behalf of the Holders) and that the Collateral Agent shall hold such funds solely for the benefit of such Persons.

                  (e) Notwithstanding any provision herein to the contrary, each Senior Party hereby acknowledges and agrees that any DSR LOC held by the Collateral Agent in accordance with this Agreement is held for the benefit of the Trustee (on behalf of the Holders) and for the benefit of the DSR LOC Agent to the extent of its interest in such DSR LOC and that the Collateral Agent shall hold such letter of credit (and the proceeds thereof) solely for the benefit of such Persons.

                  (f) Notwithstanding any provision herein to the contrary, each Senior Party hereby acknowledges and agrees that any PECO Buy-Out Proceeds held in the Energy Contract Buy-Out Proceeds Sub-account are held for the benefit of the Trustee (on behalf of the Holders) until such time as there shall be no Initial Bonds Outstanding under the Indenture. Each Senior Party (other than the Trustee) agrees to make no claim to or against such PECO Buy-Out Proceeds until the Trustee has notified the Collateral Agent that the Initial Bonds are no longer Outstanding under the Indenture. With respect to its claim on PECO Buy-Out Proceeds, the Trustee agrees to notify the Collateral Agent at such time as there shall be no longer any Initial Bonds Outstanding under the Indenture.

         SECTION 2.4 TERMINATION. The rights and powers granted herein to the Collateral Agent, granted in order to perfect the Collateral Agent's security interest in the Funds, are coupled with an interest and will be affected neither by the bankruptcy of the Partnership or the Authority nor by the lapse of time. The obligations of the Collateral Agent hereunder shall continue in effect until the termination of this Agreement pursuant to SECTION 8.12 (Termination).

                                   ARTICLE III

                                    THE FUNDS


         Section 3.1 CONSTRUCTION FUND. (a) Prior to the Date of Commercial Operation of the Final Units, the following amounts shall be deposited into the Construction Fund: (i) the proceeds of the sale of the Authority Bonds remaining following the Initial Disbursement and the deposit of funds into the Construction Interest Account in accordance with the Indenture, (ii) all Project Revenues received by the Partnership, (iii) any income from the investment of the monies in any Fund pursuant to SECTION 3.11 (Investments), (iv) all equity contributions of the Contributing Partners to the Partnership, (v) all Loss Proceeds, (vi) all proceeds from any delayed opening or business interruption insurance and (vii) all EPC Contract delay damages and performance damages.

                  (b) On the Closing Date, upon receipt by the Collateral Agent of a complete and properly executed requisition substantially in the form of
Exhibit 3.1 (a "Requisition") signed by an Authorized Representative of the Partnership (the contents of which shall be confirmed by the Independent Engineer to the extent set forth in such Requisition), the Collateral

Agent shall apply the amount on deposit in the Construction Fund to the payment, or reimbursement, to the extent the same have been paid or satisfied by the Partnership, of Project Costs in accordance with such Requisition.

                  (c) Monthly after the Closing Date, or as frequently as may reasonably be necessary, the Partnership may submit a Requisition to disburse monies from the Construction Fund; PROVIDED, that each Requisition (except for any Requisition with respect to the initial drawing on the Closing Date) shall be submitted to the Collateral Agent no less than three (3) Business Days in advance of the drawing date and shall include a certificate of an Authorized Officer including the following: (i) a certification that the proceeds thereof shall be used solely to pay Project Costs in accordance with the Common Agreement; (ii) a certification that work performed to date has been satisfactorily performed in a good and workmanlike manner and pursuant to and in accordance with the terms and conditions of the Project Document under which such work has been performed; (iii) a statement that undisbursed funds on deposit in the Construction Fund, together with funds available under the Equity Contribution Agreement and all other available sources of funds, are reasonably expected to be sufficient to complete the Project according to the EPC Contract and the Pipeline EPC Contract on or prior to the Scheduled Date of Commercial Operation for the Final Units; (iv) a statement that the Partnership reasonably expects that the Facility will be completed when required in order to prevent a termination of the PPA due to delay; (v) a statement that no Default or Event of Default under the Common Agreement has occurred and is continuing; (vi) a statement that proceeds of all prior Requisitions have been expended or applied pursuant to the provisions of the Financing Documents and that the items for which amounts are requested in the subject Requisition have not been the basis for a previous Requisition (other than as an Estimated Project Cost (as defined in such Requisition)); (vii) a certification that all required insurance policies, material Governmental Approvals and necessary Project Documents are in full force and effect; (viii) a certification that the representations set forth in Sections 4.1(a), 4.1(e), 4.1(f), 4.1(g), 4.1(k) and 4.1(q) of the Common
Agreement are true and correct in all material respects; (ix) a statement that the Partnership is and the Facility Site is, to the best of the Partnership's knowledge, in compliance with all Environmental Laws affecting the Facility Site or the Facility, the noncompliance with which could reasonably be expected to result in a Material Adverse Effect and (x) a statement that there has not been any sale, forfeiture or loss of any material amount of the Collateral and the Collateral is not subject to any Liens other than Permitted Liens. Subject to the remaining provisions of this Section 3.1, upon receipt of a properly delivered Requisition, the Collateral Agent shall transfer funds from the Construction Fund in accordance with such Requisition.

                  (d) If the Partnership cannot satisfy the requirements of clauses (i), (iv) or (vi) of Section 3.1(c), the Collateral Agent shall not release funds from the Construction Fund in respect of such Requisition until such clauses are satisfied. If the Partnership cannot satisfy clauses (ii),
(iii), (v), (vii), (viii), (ix) or (x) of Section 3.1(c), but the Collateral Agent receives a Requisition signed by the Partnership (i) specifying and identifying the failure, and the causes for the failure, to satisfy the requirements of such clauses (ii), (iii), (v), (vii), (viii), (ix) or (x) of
Section 3.1(c) and (ii) certifying that (A) the requirements of clauses (i),
(iv) and (vi) of Section 3.1(c) are satisfied (which shall be confirmed by the Independent Engineer to the extent set forth in such Requisition), (B) there exists no Bankruptcy Event in respect of the Partnership, and (C) each of the EPC Contract, the Power Purchase Agreement, required insurance policies and material Governmental Approvals required by the Transaction Documents for construction of the Facility is in full force and effect (which shall be confirmed by the Independent Engineer), then the Collateral Agent shall disburse funds in accordance with such Requisition. Within fifteen (15) days of receipt of such Requisition, the Collateral Agent shall give notice to the Senior Parties describing such failure and specifying that, unless the Required Senior Parties give notice to the Collateral Agent of their objection to payment of further Requisitions containing any such specified failures, the Collateral Agent shall continue to make payment of such Requisitions from available funds in the Construction Fund, unless the Collateral Agent shall have received, by the second Business Day prior to the date of payment stated in such Requisition, notice of objection from the Required Senior Parties.

                  (e) Notwithstanding the foregoing, the Collateral Agent will not release funds from the Construction Fund in respect of a requisition if a Trigger Event shall have occurred and be known to the Collateral Agent and be continuing until the Collateral Agent determines that such Trigger Event is no longer continuing or the Required Senior Parties give instructions to the Collateral Agent as to application of such funds.

                  (f) If on the date that the Collateral Agent receives a Requisition pursuant to Section 3.1(c) or (d) there are insufficient monies in the Construction Fund to fully satisfy the uses of funds set forth in such Requisition, the Collateral Agent shall, and is hereby directed to, on the date such Requisition is so received deliver a written notice in accordance with the Equity Contribution Agreement requesting an Equity Contribution in accordance with Section 2 of the Equity Contribution Agreement. The Collateral Agent shall apply the proceeds of such Equity Contribution in accordance with the provisions of Section 3.1 (Construction Fund) and the remaining provisions hereof.

                  (g) In the event that there shall have been deposited into the Construction Fund amounts representing proceeds of delayed opening or business interruption insurance, if any, or delay damages in respect of the EPC Contract, the Partnership and each Senior Party agree that such amounts shall be requisitioned FIRST to pay Project Costs identified in clause (xii) of the definition thereof for the period of the delay in respect of which such proceeds or damages were received, SECOND to pay Project Costs identified in clause (ix) of the definition thereof and then, to pay other Project Costs.

         Section 3.2 PAYMENTS ON COMMERCIAL OPERATION DATE. Not later than ten
(10) days after receipt by the Collateral Agent of an Officer's Certificate (the "Commercial Operation Certificate") certifying that (i) all conditions precedent to the occurrence of the Date of Commercial Operation of the Final Units pursuant to the EPC Contract have been satisfied, (ii) except as stated in such Commercial Operation Certificate, all labor and services required to acquire and complete the Facility have been paid for, (iii) the amount, if any, required for the payment of any remaining portion of the Project Costs not then due or payable (or, pursuant to the Transaction Documents, being contested) shall be retained in the Construction Fund until such Project Costs become due and payable or uncontested, as the case may be, (iv) all permits, licenses, consents and approvals required on such date by Governmental Authorities for the initial operation of the Facility have been obtained, (v) the amounts to be transferred from the Construction Fund in accordance with Section 3.1 (Construction Fund) and (vi) no Default or Event of Default under the Common Agreement has occurred and is continuing, the Collateral

Agent shall, upon receipt of a certificate of the Independent Engineer confirming the statements made by the Partnership in the Commercial Operation Certificate and after retaining in the Construction Fund the amount, if any, specified by the Partnership pursuant to clause (iii) above as necessary to pay Project Costs which are not then due and payable (or which are being contested), transfer all remaining funds in the Construction Fund (plus, to the extent necessary, any amounts available under and pursuant to the Equity Contribution Agreement to fund FIRST through THIRD below) by wire transfer in accordance with such Commercial Operation Certificate to the following accounts and recipients in the following order of priority:

         FIRST, to the Operating Fund, an amount to the extent available, as specified by the Partnership in the Commercial Operation Certificate but in any event, no less than one-month's Operating and Maintenance Expenses;

         SECOND, to the Debt Service Fund, an amount, to the extent available, as specified by the Partnership in the Commercial Operation Certificate for funding of Accrued Senior Debt;

         THIRD, to the Debt Service Reserve Account, an amount as specified by the Partnership equal to the Debt Service Reserve Required Balance less (i) the amount of monies already on deposit in the Debt Service Reserve Account and (ii) the stated amount of any DSR LOC; and

         FOURTH, to the Unrestricted Account of the Partnership Distribution Fund or (as directed by the Partnership), any remaining amounts.

         Section 3.3 REVENUE FUND. (a) After the Date of Commercial Operation of the Final Units, the following amounts shall be deposited into the Revenue Fund:
(i) all Project Revenues received by the Partnership, (ii) any income from the investment of the monies in any Fund pursuant to SECTION 3.11 (Investments),
(iii) any proceeds from the sale of assets by the Partnership in accordance with
SECTION 5.2(E) (Fundamental Changes; Sale of Assets) of the Common Agreement,
(iv) all proceeds from any business interruption insurance and delayed opening insurance, (v) proceeds of Subordinated Debt, (vi) any proceeds of Additional Bonds issued under the Indenture or a supplemented indenture thereto and (vii) certain amounts specified hereunder to be withdrawn from other Funds or sub-accounts. The Partnership shall instruct all parties at any time paying material amounts of Project Revenues to the Partnership, and shall use all commercially reasonable efforts to cause all such parties to agree, to make all payments of such Project Revenues into the Revenue Fund. The Partnership shall certify to the Collateral Agent, as to the parties (and to the extent known, the amounts) that will make payments into the Revenue Fund, and shall promptly notify the Collateral Agent in writing if it is aware of any refusal or failure by any such party to make such payments into the Revenue Fund and shall deliver any and all Project Revenues received by the Partnership to the Collateral Agent for deposit to the Revenue Fund as promptly as possible. Any excess amounts in any of the Funds will be transferred to the Revenue Fund on the next succeeding Funding Date as directed by the Partnership.

                  (b) WITHDRAWALS FROM THE REVENUE FUND. Provided that no Trigger Event has occurred and is continuing, the Partnership hereby irrevocably authorizes the Collateral Agent, on each Funding Date, to make withdrawals and transfers of moneys to the extent then available in the Revenue Fund and not segregated for any specific purpose as provided in this SECTION 3.1, upon the delivery of an Officer's Certificate of the Partnership to the Collateral Agent at least three (3) Business Days prior to a scheduled Funding Date setting forth the amounts to be withdrawn, transferred or segregated pursuant to this clause (b), in the following order of priority:

                        (i) FIRST: Withdraw and transfer to the Operating Fund the amount set forth in such Officer's Certificate of the Partnership and certified by such Officer's Certificate to be the amounts payable for Operating and Maintenance Expenses due and payable, or, in respect of the Major Maintenance Required Amount, required to be reserved in the Major Maintenance Sub-account, at any time during the Funding Period beginning on such Funding Date, less the aggregate of the amounts previously transferred on any prior Funding Date for Operating and Maintenance Expenses which remain on deposit in the Operating Fund or Local Accounts on such date; PROVIDED that amounts due and payable with respect to Operations and Maintenance Expenses during the Funding Period shall be transferred to the Local Accounts if so directed by the Partnership; PROVIDED, FURTHER, that the Partnership shall deliver an Officer's Certificate to the Collateral Agent certifying as to the amount of any balance in the Local Accounts and further certifying that the Partnership does not reasonably expect that the aggregate amount transferred with respect to Operating and Maintenance Expenses for the applicable fiscal year shall exceed 125% of the amount specified in the Operating Budget for such fiscal year unless the Partnership further certifies that such excess is necessary and reasonable;

                       (ii) SECOND: After making the withdrawals specified in clause (i), if a Working Capital Facility shall be in effect, withdraw and transfer to the Working Capital Agent the amount set forth in the Officer's Certificate of the Partnership for payment to the Working Capital Agent an amount equal to the principal of, interest on and fees (including up-front and commitment fees, if any) due and payable (including optionally payable principal amounts) at any time during the Funding Period commencing on such Funding Date with respect to Working Capital Loans under any Working Capital Facility less the aggregate of the amounts previously transferred for such purpose on any prior Funding Date which remain on deposit in the Operating Fund;

                      (iii) THIRD: After making the withdrawals specified in clauses (i) and (ii), withdraw and transfer (A) to the Trustee, the Depositary Bank, the Collateral Agent and the Authority Trustee, the amount set forth in the Officer's Certificate of the Partnership for the payment of Trustee Claims, Depositary Bank Claims, Collateral Agent Claims and Authority Trustee Claims, respectively, (B) to the DSR LOC Agent, the amount set forth in the Officer's Certificate of the Partnership for the payment of DSR LOC Agent Claims, (C) to the PPA LOC Agent, the amount set forth in the Officer's Certificate of the Partnership for the payment of PPA LOC Agent Claims and (D) to the agents or representatives of Other Senior Debt, the amount set forth in the Officer's Certificate of the Partnership for the payment of the Other Senior Debt Agent Claims; PROVIDED that if funds in the Revenue Fund are insufficient to make the payments specified in this paragraph THIRD, distribution of funds shall be made ratably to the specified recipients;

                       (iv) FOURTH: After making the withdrawals specified in clauses (i), (ii) and (iii), withdraw and transfer to the Debt Service Fund the amount set forth in the Officer's

         Certificate of the Partnership for payment, without duplication, of the sum of (A) one-sixth of the interest due and payable with respect to the Bonds on the next succeeding Scheduled Payment Date (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of interest due and payable on the Bonds on such Scheduled Payment Date less the amounts already transferred to the Debt Service Fund for such purpose),
         (B) one-sixth of the interest and letter of credit fees due and payable with respect to any DSR Bond, DSR LOC Loan and DSR Term Loan on the next succeeding Scheduled Payment Date (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of interest and letter of credit fees due and payable on the DSR Bonds, DSR LOC Loans and DSR Term Loans on such Scheduled Payment Date less the amounts already transferred to the Debt Service Fund for such purpose), (C) one-sixth of interest due and payable with respect to Other Senior Debt on the next succeeding Scheduled Payment Date (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of interest due and payable on the Other Senior Debt on such Scheduled Payment Date less the amounts already transferred to the Debt Service Fund for such purpose) and (D) one-sixth of the interest and letter of credit fees due and payable with respect to any PPA LOC Loan and PPA Term Loan on the next succeeding Scheduled Payment Date (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of interest and letter of credit fees due and payable on the PPA LOC Loans and PPA Term Loans on such Scheduled Payment Date less the amounts already transferred to the Debt Service Fund for such purpose); PROVIDED that any transfers required pursuant to this priority FOURTH which were not made on the prior Funding Date because the amounts in the Revenue Fund were insufficient to make such transfers shall also be made as of the current Funding Date;

                        (v) FIFTH: After making the withdrawals specified in clauses (i), (ii), (iii) and (iv) withdraw and transfer to the Debt Service Fund the amount set forth in the Officer's Certificate of the Partnership for payment, without duplication, of the sum of (A) one-sixth of the principal and premium, if any, due and payable with respect to the Bonds on the next succeeding Scheduled Payment Date (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of principal and premium, IF ANY, due and payable on the Bonds on such Scheduled Payment Date less the amounts transferred to the Debt Service Fund for such purpose), (B) one-sixth of the principal due and payable with respect to any DSR Bonds and DSR Term Loans on the next succeeding Scheduled Payment Date (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of principal due and payable on such DSR Bonds and DSR Term Loans on such Scheduled Payment Date less the amounts transferred to the Debt Service Fund for such purpose), (C) one-sixth of the principal due and payable with respect to any PPA Term Loan on the next succeeding Scheduled Payment Date (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of principal due and payable on such PPA Term Loans on such Scheduled Payment Date less the amounts transferred to the Debt Service Fund for such purpose), and
         (D) one-sixth of the principal due and payable with respect to any Other Senior Debt on the next succeeding Scheduled

         Payment Date (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of principal due and payable on such Other Senior Debt on such Scheduled Payment Date less the amounts transferred to the Debt Service Fund for such purpose); PROVIDED that any transfers required pursuant to this priority FIFTH which were not made on the prior Funding Date because the amounts in the Revenue Fund were insufficient to make such transfers shall also be made as of the current Funding Date;

                       (vi) SIXTH: After making the withdrawals specified in clauses (i), (ii), (iii), (iv) and (v) withdraw and transfer to the Debt Service Fund the amount set forth in the Officer's Certificate of the Partnership for payment, without duplication, of the sum of (A) one-sixth of any other amounts due and payable with respect to the Bonds on the next succeeding Scheduled Payment Date (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of all other amounts due with respect to the Bonds on such Scheduled Payment Date less the amounts already transferred to the Debt Service Fund for such purpose), (B) one-sixth of any other amounts due and payable under the DSR LOC Reimbursement Agreement on the next succeeding Scheduled Payment Date (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of all other amounts due under the DSR LOC Reimbursement Agreement on such Scheduled Payment Date less the amounts already transferred to the Debt Service Fund for such purpose), (C) one-sixth of any other amounts due and payable with respect to any Other Senior Debt on the next succeeding Scheduled Payment Date (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of all other amounts due and payable on such Other Senior Debt on such Scheduled Payment Date less the amounts transferred to the Debt Service Fund for such purpose), and (D) one-sixth of any other amounts due and payable under the PPA LOC Reimbursement Agreement (unless such Funding Date is also a Scheduled Payment Date in which case the amount transferred shall equal the excess of the total amount of all other amounts due and payable under the PPA LOC Reimbursement Agreement on such Scheduled Payment Date less the amounts transferred to the Debt Service Fund for such purpose); PROVIDED that any transfers required pursuant to this priority SIXTH which were not made on the prior Funding Date because the amounts on deposit in the Revenue Fund were insufficient to make such transfers shall also be made as of the current Funding Date and PROVIDED, further, that there shall be excluded from amounts specified in this priority SIXTH the amount of principal due on such DSR LOC Loans and PPA LOC Loans which is provided for under Priority SEVENTH and EIGHTH, respectively, below, and excluding amounts provided for under priorities THIRD, FOURTH and FIFTH above;

                      (vii) SEVENTH: After making the withdrawals and transfers specified in clauses (i), (ii), (iii), (iv), (v) and (vi), withdraw and transfer, first, to the DSR LOC Agent, to the extent of cash available after such withdrawals and transfers, an amount equal to the outstanding principal amount of any DSR LOC Loans that have not been converted into DSR Bonds or DSR Term Loans and second, to the Debt Service Reserve Account, the amount necessary to fund the Debt Service Reserve Account up to the Debt Service Reserve Required Balance (after taking into account any amounts remaining available to be drawn under the DSR LOC after giving effect to the reinstatement thereof by reason of the payment of such DRS LOC Loans); PROVIDED, HOWEVER, that if on any Funding Date amounts available for drawing under the DSR LOC are not being reinstated for the payments to be made to the DSR LOC Agent and funds in the Revenue Fund are insufficient to make the payments specified in this paragraph SEVENTH on such Funding Date, distribution of funds shall be made ratably to the specified recipients based on the amount due in respect of the outstanding principal amount of such DSR LOC Loans compared to the amount by which the Debt Service Reserve Required Balance exceeds the sum of the amount on deposit in the Debt Service Reserve Account and the amount available to be drawn on the DSR LOC on such date;

                     (viii) EIGHTH: After making the withdrawals and transfers specified in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii), withdraw and transfer to the PPA LOC Agent, to the extent of available cash, an amount equal to the outstanding principal of any PPA LOC Loans that have not been converted into PPA Term Loans;

                       (ix) NINTH: During the LOC Sweep Period, after making the withdrawals and transfers specified in clauses (i), (ii), (iii), (iv),
         (v), (vi), (vii) and (viii), withdraw and transfer to the DSR LOC Agent and the PPA LOC Agent, on a ratable basis, to the extent of available cash, an amount equal to the outstanding amount of DSR Bonds, DSR Term Loans and PPA Term Loans on such Funding Date;

                        (x) TENTH: After making the withdrawals and transfers specified in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix), withdraw and transfer to the Subordinated Debt Account the amount set forth in the Officer's Certificate of the Partnership for payment, without duplication of principal, interest and other amounts (including fees) due and payable at any time during the Funding Period commencing on such Funding Date with respect to any Third Party Subordinated Debt; and

                       (xi) ELEVENTH: After making the withdrawals and transfers specified in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii),
         (ix) and (x), transfer to the Partnership Distribution Fund the balance, if any, remaining in the Revenue Fund.

                  (c) PREPAYMENT OF DSR LOANS AND PPA LOANS. The Partnership, on any date after January 31, 2012, may furnish to the Collateral Agent an LOC Sweep Notice, which shall be irrevocable if and to the extent it so provides, and which shall authorize and direct the Collateral Agent, on each Funding Date during a period (the "LOC Sweep Period") commencing on the date specified in such Notice and continuing until the LOC Sweep Termination Date, to pay to the DSR LOC Agent or the PPA LOC Agent, as applicable, for application to the ratable prepayment of DSR Bonds, DSR Term Loans and PPA Term Loans (if any) that may be outstanding on such Funding Date, all available cash up to the outstanding amount of such DSR Bonds, DSR Term Loans and PPA Term Loans, after application of proceeds from the Revenue Fund in accordance with paragraphs FIRST through EIGHTH of Section 3.3(b) above (and assuming the application of such proceeds to the payment of Senior Debt (to the extent allocable thereto) and other amounts on the next Scheduled Payment Date).

                  (d) APPLICATION OF CASH COLLATERAL RELEASED BY PECO. In the event of an Energy Contract Buy-Out resulting from a termination by PECO of the PPA on the 20th anniversary of the commencement of the operating term of the PPA, as provided in the PPA, after the receipt by the Partnership and/or the Collateral Agent of the PECO Buy-Out Proceeds, and the transfer thereof by the Collateral Agent to the Trustee for deposit in the Redemption Fund of the amounts required to be so transferred, any amount of cash collateral then held by PECO as a result of a drawing under the PPA LOC shall, upon release by PECO, be transferred to the PPA LOC Agent for application to the prepayment of the PPA Term Loan made as a result of such drawing, notwithstanding any other provision set forth in Section 3.3(b) above. Any excess amounts after such application shall be transferred to the Collateral Agent for deposit into the Revenue Fund in accordance with Section 3.3(a).

         Section 3.4 OPERATING FUND. Monies on deposit in the Operating Fund shall be used for the payment of Operating and Maintenance Expenses. On any date after the Date of Commercial Operation of the Final Units that amounts for the payment of such expenses are due and payable and have been requisitioned in accordance with SECTION 3.1(B) (I) (Withdrawals from the Revenue Fund), the Collateral Agent shall, upon the request of the Partnership, withdraw the monies on deposit in the Operating Fund and remit such monies to the Partnership (or as otherwise directed by the Partnership) for the payment of such Operating and Maintenance Expenses. If monies in the Operating Fund (including the Major Maintenance Sub-Account) and the Local Accounts are insufficient on any date to make such payments with respect to Operations and Maintenance Expenses, then the Collateral Agent shall withdraw funds and pay such deficiency into the Operating Fund first from the Revenue Fund, then from the Distribution Suspense Account, then from the Partnership Distribution Fund, then from the Unrestricted Account, and lastly from the Subordinated Debt Account (to the extent funds are available in each such Fund or Account.

         Section 3.5 DEBT SERVICE FUND. (a) Monies on deposit in the Debt Service Fund shall be used for the payment of principal, interest, premium, if any, and any other amounts due and payable on the Bonds, DSR Bonds, DSR LOC Loans, DSR Term Loans, PPA LOC Loans, PPA Term Loans and Other Senior Debt and interest, fees and any other amounts (other than principal) due and payable on any DSR LOC Loans or PPA LOC Loans or under the DSR LOC Reimbursement Agreement or the PPA LOC Reimbursement Agreement (other than DSR LOC Agent Claims and PPA LOC Agent Claims). On any date that such amounts are due and payable and have been requisitioned in accordance with SECTION 3.3(B) (IV) - (VI) (Withdrawals from the Revenue Fund), the Collateral Agent shall withdraw the monies on deposit in the Debt Service Fund and remit such monies to the Persons entitled thereto for the payment of such principal, interest, premium, if any and other expense.

                  (b) If monies in the Debt Service Fund are insufficient on any date to make any required payment when due of principal, interest, premium, if any, and any other amounts due and payable on the Bonds, DSR Bonds, DSR LOC Loans, DSR Term Loans, PPA LOC Loans, PPA Term Loans and Other Senior Debt and interests fees and any other amounts (other than principal) due and payable on any DSR LOC Loans or PPA LOC Loans or under the DSR LOC Reimbursement Agreement or the PPA LOC Reimbursement Agreement (other than DSR LOC Agent Claims and PPA LOC Agent Claims), then the Collateral Agent shall withdraw funds and pay such deficiency first from the Distribution Suspense Account, then from the

Partnership Distribution Fund, then from the Unrestricted Account and then from the Subordinated Debt Account (in each case to the extent funds are available in each such Fund). If an insufficient amount of monies remains on deposit in the Debt Service Fund following the transfers in the preceding sentence, then distribution of monies shall be made ratably to the Persons entitled thereto in accordance with the order of priorities set forth in clauses (iv), (v) and (vi) of SECTION 3.3 (Revenue Fund).

         Section 3.6 DEBT SERVICE RESERVE ACCOUNT. (a) On or before June 1, 2002, the Partnership shall (A) deposit an amount of monies into the Debt Service Reserve Account and/or (B) deliver to the Collateral Agent a DSR LOC in an aggregate amount equal to the Debt Service Reserve Required Balance as in effect on June 1, 2002.

                  (b) A determination as to the monies held in the Debt Service Reserve Account and/or the aggregate maximum amount at the time available to be drawn under any DSR LOC delivered in respect of the Debt Service Reserve Required Balance shall be made by the Partnership prior to each Funding Date and immediately following any withdrawal of amounts in the Debt Service Reserve Account pursuant to clause (c) below. As soon as practicable after making any such determination, the Partnership shall deliver to the Collateral Agent an Officer's Certificate of the Partnership setting forth such determination, and the Collateral Agent shall confirm such determination.

                  (c) On any day on which the amounts on deposit in the Debt Service Fund in respect of the amount due with respect to the Bonds, together with the amounts withdrawn from the Revenue Fund, the Major Maintenance Sub-account of the Operating Fund, the Local Accounts, the Distribution Suspense Account, the Partnership Distribution Fund, the Unrestricted Account and the Subordinated Debt Account (as applicable) allocated thereto, are insufficient to pay, in full, all amounts so requisitioned, the Collateral Agent shall, subject to paragraph (d) below (i) withdraw the monies on deposit in the Debt Service Reserve Account and/or draw on the DSR LOC (in a proportion as instructed in writing by the Partnership) in an amount equal to the lesser of (x) the amount necessary to make up such deficiency and (y) the sum of the monies on deposit in the Debt Service Reserve Account and the monies available to be drawn under such DSR LOC and (ii) apply such monies to the payment of principal, premium (if any) or interest then due with respect to the Bonds.

                  (d) On any date on which the amounts on deposit in the Debt Service Fund for the payment of interest due and payable in respect of DSR Loans are insufficient to provide for such payment, the Collateral Agent, upon receipt of a certificate of the DSR LOC Agent notifying the Collateral Agent of the existence, and setting forth the amount, of such shortfall, within two (2) Business Days of receipt of such certificate shall draw on the DSR LOC in an amount equal to the amount of such shortfall and transfer such amount to the DSR LOC Agent in payment (in whole or part) of such interest on such DSR Loans. Notwithstanding the foregoing, in no event shall any draw on the DSR LOC under this Section 3.6(d) individually or in the aggregate with all other such draws less draws previously reimbursed exceed an amount (the "Interest Portion") corresponding to six (6) months of interest on the maximum stated amount of the DSR LOC, as established by the Partnership and the DSR LOC Agent pursuant to the DSR LOC Reimbursement Agreement; PROVIDED, HOWEVER, that to the extent amounts available to be drawn under the DSR LOC have been reinstated due to reimbursement of prior draws on the

DSR LOC, draws on the DSR LOC under this Section 3.6(d) may equal (in aggregate with all other such draws) the sum of (x) the Interest Portion plus (y) an amount equal to the aggregate amount of all reinstatements of amounts available to be drawn under the DSR LOC allocable to prior reinstatements of draws on the DSR LOC under this Section 3.6(d) (such allocation shall be determined by multiplying the aggregate amount of prior reimbursements of draws by a fraction, the numerator of which is the aggregate amount of drawings under the DSR LOC described in this paragraph and the denominator of which is the aggregate amount of drawings under the DSR LOC for all purposes).

                  (e) Thirty (30) days after receipt of notice from the DSR LOC Agent that the long-term debt of the DSR LOC Issuer is rated less than the Required Rating, PROVIDED that the DSR LOC has not been replaced by a replacement DSR LOC issued by a new DSR LOC Issuer satisfying the requirements of the Required Rating, the Collateral Agent shall deliver to the DSR LOC Agent on such date (i) a draft on such DSR LOC in an amount equal to the lesser of (x) the excess (if any) of (A) the then current Debt Service Reserve Required Balance over (B) the amount on deposit in the Debt Service Reserve Account plus the aggregate amount available to be drawn under any other outstanding DSR LOC which is not at such time being drawn upon by the Collateral Agent and (y) the maximum amount available to be drawn under such DSR LOC and (ii) an appropriate certificate with respect thereto if required by such DSR LOC. The Collateral Agent shall deposit the monies received from the DSR LOC Issuer in payment of such draft in the Debt Service Reserve Account to be applied in accordance with this SECTION 3.6.

                  (f) If the Collateral Agent receives a written notice from the DSR LOC Agent substantially in the form of Annex 2 to the DSR LOC, stating that the DSR LOC shall be terminated on the date specified in such notice (which termination date shall be no sooner than sixty (60) days following the giving of such notice), the Collateral Agent shall, within three (3) Business Days of receipt of such notice, draw on the DSR LOC in an amount equal to the amount necessary to fund the Debt Service Reserve Account up to the Debt Service Reserve Required Balance (calculated without aggregating therewith the amount available to be drawn under the DSR LOC), whereupon the Collateral Agent shall deposit the proceeds of such drawing in the Debt Service Reserve Account, and the DSR LOC shall thereupon automatically terminate.

                  (g) If a Trigger Event shall have occurred and be continuing and the Collateral Agent has received the written request of the Required Senior Parties and such notice has not been rescinded, then the Collateral Agent, upon receipt of an Officer's Certificate of the Partnership setting forth the Debt Service Reserve Required Balance (calculated without aggregating therewith the amount available to be drawn under the DSR LOC), shall draw on the DSR LOC in an amount equal to the amount necessary to fund the Debt Service Reserve Account up to the Debt Service Reserve Required Balance (calculated as described in the immediately preceding parenthetical clause), whereupon the Collateral Agent shall distribute the proceeds of such drawing, together with other amounts available in the Debt Service Reserve Account, to the Trustee, and the DSR LOC shall thereupon automatically terminate. The failure of the Collateral Agent to receive the written request of the Required Senior Parties shall not limit the rights or obligations of the Collateral Agent otherwise provided for herein.

                  (h) The amount available for drawing under the DSR LOC will be reduced upon (i) the making of drawings thereunder and (ii) the making of direct deposits of cash or Permitted Investments in the Debt Service Reserve Account by the Partnership; PROVIDED, HOWEVER, that any reduction in the amount available for drawing pursuant to clause (ii) shall be made only at the election of the Partnership.

                  (i) The Partnership hereby authorizes the Collateral Agent to return the DSR LOC to the DSR LOC Agent in connection with any assignment or substitution of such DSR LOC pursuant to the DSR LOC Reimbursement Agreement.

                  (j) At any time, the Partnership may satisfy its obligation to maintain in the Debt Service Reserve Account an amount at least equal to the Debt Service Reserve Required Balance by (i) depositing an amount of monies (which may represent the proceeds of Subordinated Debt) into the Debt Service Reserve Account, (ii) delivering to the Collateral Agent a DSR LOC or (iii) a combination of (i) and (ii). In the event that the amount of monies on deposit in the Debt Service Reserve Account together with the amount available under any DSR LOC exceeds the Debt Service Reserve Required Balance (such amount, the "Excess DSR Balance"), the Collateral Agent shall, upon the written request of the Partnership either (a) deliver to the DSR LOC Issuer and the DSR LOC Agent a notice reducing the amount available under the DSR LOC by an amount equal to the Excess DSR Balance or (b) transfer an amount equal to the Excess DSR Balance from the Debt Service Reserve Account to the Unrestricted Account of the Partnership Distribution Fund.

         Section 3.7 LOSS PROCEEDS ACCOUNT. (a) All Loss Proceeds shall be paid directly into the Loss Proceeds Account. If any Loss Proceeds are received by or on behalf of the Partnership, such Loss Proceeds shall be received in trust for the Collateral Agent, segregated from the other funds of the Partnership and immediately paid to the Collateral Agent for deposit into the Loss Proceeds Account. Amounts held in the Loss Proceeds Account shall be applied solely for the payment of the costs of rebuilding, repair or restoration of the Project or as otherwise set forth below.

                  (b) If an Event of Loss shall have occurred with respect to the Project for which the Partnership receives Loss Proceeds less than or equal to $10,000,000, the Collateral Agent shall withdraw and transfer to the Partnership (or as otherwise directed by the Partnership) the amount of such Loss Proceeds requested by the Partnership in an Officer's Certificate of the Partnership which shall also describe how such Loss Proceeds shall be used; PROVIDED that such Officer's Certificate shall certify that (i) no Event of Default shall have occurred and be continuing, (ii) the Project can be rebuilt, repaired or restored to permit operation of the Project or a portion thereof on a commercially feasible basis and (iii) the Loss Proceeds, together with any other amounts that are available to the Partnership for such rebuilding, repair or restoration, are sufficient to permit such rebuilding, repair or restoration of the Project or a portion thereof, including the making of all required payments of interest and principal on the Partnership's Indebtedness during such rebuilding, repair or restoration.

                  (c) If an Event of Loss shall have occurred with respect to the Project for which the Partnership receives Loss Proceeds in excess of $10,000,000, the Collateral Agent shall withdraw and transfer to the Partnership (or as otherwise directed by the Partnership) the amount of such Loss Proceeds requested by the Partnership in an Officer's Certificate of the Partnership; PROVIDED that (A) the Collateral Agent and the Independent Engineer shall have received an Officer's Certificate of the Partnership and such Officer's Certificate shall (i) describe in reasonable detail the nature of the rebuilding, repair or restoration, (ii) state the cost of such rebuilding, repair or restoration and the specific amount requested to be paid to the Partnership (or as otherwise directed by the Partnership), the timing of such payments and that such amount is requested to pay the cost thereof, (iii) certify that the Project can be rebuilt, repaired or restored to permit operation of the Project or a portion thereof on a commercially feasible basis, (iv) certify that the Loss Proceeds, together with any other amounts that are available to the Partnership for such rebuilding, repair or restoration are sufficient to permit such rebuilding, repair or restoration of the Project or a portion thereof, including the making of all required payments of interest and principal on the Partnership's Indebtedness during such rebuilding, repair or restoration, and (v) certify that the Partnership shall use its best efforts to cause any repairs or restoration to be commenced and completed promptly and diligently at its own cost and expense (including the use of funds on deposit in the Loss Proceeds Account (other than any Energy Contract Buy-Out proceeds or EPC Buy-Down proceeds)) and (B) the Independent Engineer shall have provided to the Collateral Agent a written certificate stating that, based on a reasonable investigation, it believes that the certifications made by the Partnership are reasonable.

                  (d) If (i) the Partnership determines that the Project or a portion thereof cannot be rebuilt, repaired or restored in accordance with the provisions of SECTION 3.7(C) above or (ii) Excess Loss Proceeds greater than $1,000,000 remain in the Loss Proceeds Account, then the Collateral Agent shall withdraw such unused Loss Proceeds and transfer such amounts to the Revenue Fund which such proceeds shall be distributed by the Collateral Agent in accordance with the terms of SECTION 3.18 (Exercise of Remedies - Loss Proceeds) hereof.

                  (e) In the event of an Energy Contract Buy-Out, all proceeds received by or on behalf of the Partnership in respect of such Energy Contract Buy-Out shall be deposited into the Energy Contract Buy-Out Proceeds Sub-account. In the case of an Energy Contract Buy-Out in connection with a termination by PECO of the PPA on the 20th anniversary of the date of commencement of the operating term of the PPA, the PECO Buy-Out Proceeds up to an amount equal to the principal amount of the Outstanding Initial Bonds plus interest accrued thereon to the date of redemption shall be transferred by the Collateral Agent to the Trustee for deposit in the Redemption Fund under the Indenture prior to any payment of any PECO Buy-Out Proceeds being made to any other holder of Senior Debt or any other Person. In the case of any other Energy Contract Buy-Out (including any other Energy Contract Buy-Out affecting the PPA) or in the event that any PECO Buy-Out Proceeds remain following the redemption of all Outstanding Initial Bonds, so long as no Default or Event of Default shall have occurred and be continuing, and so long as the Partnership certifies to the Collateral Agent that the Rating Agencies have confirmed that the following transfer will not result in a Rating Downgrade, if the minimum Projected Debt Service Coverage Ratio for each pair of subsequent consecutive two Semi-Annual Periods, taken as a whole annual period, through the Final Maturity Date exceeds 1.5 to 1.0, then only proceeds of such events in excess of $10,000,000 shall be distributed by the Collateral Agent in accordance with the terms of Section 3.18 (Exercise of Remedies - Loss Proceeds) hereof and such $10,000,000 shall be transferred to the Revenue Fund; PROVIDED that that portion of such $10,000,000 that would remain after sufficient proceeds therefrom are applied to retire Senior Debt in order to achieve a minimum Projected Debt Service Coverage Ratio of 1.5 to 1.0 for each pair of subsequent consecutive Semi-Annual Periods, taken as a whole annual period, through the Final Maturity Date, shall be transferred to the Revenue Fund.

                  (f) (i) All EPC Buy-Down proceeds received by or on behalf of the Partnership shall be deposited into the EPC Buy-Down Proceeds Sub-account. If the Partnership receives EPC Buy-Down proceeds less than or equal to $10,000,000, the Collateral Agent shall withdraw and transfer to the Partnership (or as otherwise directed by the Partnership) the amount of such EPC Buy-Down proceeds requested by the Partnership in an Officer's Certificate of the Partnership which shall also describe how such EPC-Buy-Down proceeds shall be used; PROVIDED that such Officer's Certificate shall certify that (i) no Event of Default shall have occurred and be continuing, (ii) the Facility can be rebuilt, repaired or restored in order to remedy the circumstance giving rise to the obligation of the EPC Contractor under the EPC Contract to pay such EPC Buy-Down amounts and (iii) the EPC Buy-Down proceeds, together with any other amounts that are available to the Partnership for such rebuilding, repair or restoration are sufficient to permit such rebuilding, repair or restoration of the Facility or a portion thereof, including the making of all required payments of interest and principal on the Partnership's Indebtedness during such rebuilding, repair or restoration. If the Facility cannot be rebuilt, repaired or restored in accordance with this Section 3.7(f)(i) or if the Partnership cannot certify as to the other conditions set forth in this Section 3.7(f)(i), such EPC Buy-Down proceeds shall be transferred to the Revenue Fund and applied in accordance with Section 3.3(b) hereof.

                       (ii) If the Partnership receives EPC Buy-Down proceeds in excess of $10,000,000, the Collateral Agent shall withdraw and transfer to the Partnership (or as otherwise directed by the Partnership) the amount of such EPC Buy-Down proceeds requested by the Partnership in an Officer's Certificate of the Partnership; PROVIDED that (A) the Collateral Agent and the Independent Engineer shall have received an Officer's Certificate of the Partnership and such Officer's Certificate shall (i) describe in reasonable detail the nature of the rebuilding, repairs or restoration, (ii) state the cost of such rebuilding, repair or restoration and the specific amount requested to be paid to the Partnership (or as otherwise directed by the Partnership), the timing of such payments and that such amount is requested to pay the cost thereof, (iii) certify that the Facility can be rebuilt, repaired or restored in order to remedy the circumstance giving rise to the obligation of the EPC Contractor under the EPC Contract to pay such EPC Buy-Down amounts and the EPC Buy-Down proceeds, together with any other amounts that are available to the Partnership for such rebuilding, repair or restoration, are sufficient to permit such rebuilding, repair or restoration of the Facility or a portion thereof, including the making of all required payments of interest and principal on the Partnership's Indebtedness during such rebuilding, repair or restoration and (iv) certify that the Partnership shall use its best efforts to cause any repairs or restoration to be commenced and completed promptly and diligently at its own cost and expense (including the use of funds on deposit in the EPC Buy-Down Proceeds Sub-account), and (B) the Independent Engineer shall have provided to the Collateral Agent a written certificate stating that, based on a reasonable investigation, it believes that the certifications made by the Partnership are reasonable.

                      (iii) If with respect to EPC Buy-Down proceeds subject to clause (f)(ii) above, the Partnership determines that the Facility or a portion thereof cannot be rebuilt, repaired or restored in accordance with the provisions of SECTION 3.7(F)(II), or excess EPC Buy-Down proceeds greater than $1,000,000 remain in the EPC Buy-Down proceeds Sub-account following the repair, restoration or rebuilding of the Facility, then so long as the Partnership certifies to the Collateral Agent that the Rating Agencies have confirmed that the following transfer of EPC Buy-Down proceeds will not result in a Rating Downgrade, if the minimum Projected Debt Service Coverage Ratio for each pair of subsequent consecutive two Semi-Annual Periods, taken as a whole annual period, through the Final Maturity Date exceeds 1.5 to 1.0, then only proceeds of such event in excess of $10,000,000 shall be distributed by the Collateral Agent in accordance with the terms of
         SECTION 3.18(C) (Exercise of Remedies-Loss Proceeds) hereof and such $10,000,000 shall be transferred to the Revenue Fund; PROVIDED that that portion of such $10,000,000 that would remain after sufficient proceeds therefrom are applied to retire Senior Debt in order to achieve a minimum Projected Debt Service Coverage Ratio of 1.5 to 1.0 for each pair of subsequent consecutive Semi-Annual Periods, taken as a whole annual period, through the Final Maturity Date, shall be transferred to the Revenue Fund.

         Section 3.8 SUBORDINATED DEBT ACCOUNT. After the first Scheduled Payment Date on the Bonds, monies on deposit in the Subordinated Debt Account shall be used for the payment of principal, interest and other amounts (including fees) due and payable on any Third Party Subordinated Debt. On any date that such amounts are due and payable and have been requisitioned in accordance with SECTION 3.3(B)(VIII) (Withdrawals from the Revenue Fund), the Collateral Agent shall withdraw the monies on deposit in the Subordinated Debt Account and remit such monies to the Persons entitled thereto for the payment of such principal, interest and other amounts (including fees). If, on the Funding Date immediately following the Funding Date in which such monies were deposited into the Subordinated Debt Account, such monies remain on deposit in the Subordinated Debt Account, such monies shall be withdrawn and transferred to the Revenue Fund and shall be used as set forth herein.

         Section 3.9 PARTNERSHIP DISTRIBUTION FUND. (a) The Partnership Distribution Fund will be funded pursuant to SECTION 3.3(B) (Withdrawals from the Revenue Fund). At least eight (8) Business Days prior to any Scheduled Payment Date which occurs at least six months following the Date of Commercial Operation of the Final Units on which the Distribution Conditions are satisfied, the Partnership shall deliver an Officer's Certificate to the Collateral Agent certifying as such, PROVIDED that so long as the Collateral Agent shall not have received a written objection from the Required Senior Parties within five (5) Business Days prior to such Scheduled Payment Date, the Collateral Agent shall withdraw and transfer from the Partnership Distribution Fund to the Unrestricted Account (as directed by the Partnership), or as otherwise directed by the Partnership, monies on deposit in the Partnership Distribution Fund for use for the repayment of any Affiliate Subordinated Debt or as distributions or other lawfully permitted uses thereof.

                  (b) On any Scheduled Payment Date occurring at least six months after the Date of Commercial Operation of the Final Units on which any of the Distribution Conditions are not satisfied, the Collateral Agent shall withdraw and transfer from the Partnership Distribution Fund to the Distribution Suspense Account monies on deposit in the Partnership Distribution Fund until such time as the requirements of clause (a) above are satisfied, at which time the Collateral Agent shall withdraw and transfer such monies to the Partnership Distribution Fund for distribution in accordance with the terms thereof. If monies have been deposited in the Distribution Suspense Account in accordance with the immediately preceding sentence due to the Partnership's failure to satisfy the conditions set forth in clauses (i) and (ii) of the definition of the term "Distribution Conditions", and such monies have not been withdrawn and transferred to the Partnership Distribution Fund within eighteen
(18) months after the Scheduled Payment Date on which such monies were deposited in the Distribution Suspense Account, then the Partnership may, by written notice to the Senior Parties, request that the Required Senior Parties elect whether or not to use such funds to retire Senior Debt. If the Required Senior Parties do not elect to use such funds to retire Senior Debt, then the Collateral Agent shall withdraw and transfer such funds from the Distribution Suspense Account to the Unrestricted Account (as directed by the Partnership), or as otherwise directed by the Partnership, for use for the repayment of any Affiliate Subordinated Debt or as distributions or other lawfully permitted uses thereof. At any time that monies on deposit in any of the other Funds or sub-accounts are not sufficient to make the payments specified in SECTION 3.3(B) (Withdrawals from the Revenue Fund) or are not equal to the required balance of such Fund or sub-account, then monies on deposit in the Distribution Suspense Account shall be withdrawn and transferred to the Revenue Fund for application in accordance with such SECTION 3.3(B).

                  (c) At least eight (8) Business Days prior to any Monthly Distribution Date on which the Monthly Distribution Conditions are satisfied, the Partnership shall deliver an Officer's Certificate certifying as such, PROVIDED that so long as the Collateral Agent shall not have received a written objection from the Required Senior Parties within five (5) Business Days prior to such Funding Date, the Collateral Agent shall withdraw and transfer from the Partnership Distribution Fund to the Partnership or the Unrestricted Account (as directed by the Partnership), or as otherwise directed by the Partnership, monies on deposit in the Partnership Distribution Fund for use for the repayment of any Affiliated Subordinated Debt or as distributions or other lawfully permitted uses thereof, including repayment of any Subordinated Debt.

                  (d) Withdrawals from the Unrestricted Account shall be permitted at any time without restriction upon written instruction given to the Collateral Agent by the Partnership (which may be in the form of a standing instruction).

         Section 3.10 WITHDRAWALS FROM THE FUNDS ON THE DEBT TERMINATION DATE. Upon the occurrence of the Debt Termination Date and the termination of this Agreement, the Collateral Agent shall withdraw the balances outstanding in each Fund and transfer to the Partnership, or as directed by the Partnership, all remaining amounts in the Funds.

         Section 3.11 INVESTMENTS. (a) Pending the application of funds in any of the Funds or sub-accounts (other than the Unrestricted Account) in accordance with this ARTICLE 3, such funds may be invested and reinvested in Permitted Investments denominated in Dollars and liquidated (at the risk and expense of the Partnership), in accordance with written instructions given to the Collateral Agent by the Partnership (except upon the occurrence and during the continuance of an Event of Default during which such funds shall be invested and reinvested in Permitted Investments with maturities no longer than a week).

                  (b) If and when cash is required for disbursement in accordance with this ARTICLE 3, the Collateral Agent is authorized, to the extent necessary to make disbursements required pursuant to this ARTICLE 3, to cause Permitted Investments to be sold or otherwise liquidated into cash in accordance with written instructions from the Partnership; PROVIDED that in the absence of timely receipt of such instructions, the Collateral Agent shall sell or otherwise liquidate Permitted Investments as it shall, in good faith, deem necessary. The Collateral Agent shall not be liable for any loss resulting from such liquidation except to the extent such loss results solely from the gross negligence or willful misconduct of the Collateral Agent. All such liquidations shall be binding on the Partnership.

                  (c) The Collateral Agent shall not be required to take any action with respect to investing the funds in any Fund or sub-account in the absence of written instructions by the Partnership. The Collateral Agent shall not be liable for any loss resulting from any investment in any Cash Equivalent or the sale or redemption thereof except to the extent such loss results solely from the gross negligence or willful misconduct of the Collateral Agent, it being understood and agreed that in no event shall the Collateral Agent be liable for any loss resulting from any investment, or any sale or redemption thereof, made in accordance with written instructions received from the Partnership.

                  (d) All funds in each and all investments in Permitted Investments made in respect thereof, shall be held by the Depositary Bank in accordance with Section 2.1 hereof and the interests of the Partnership therein shall constitute part of the security subject to the pledge and security interests created by the Security Documents.

         Section 3.12 RECEIPT OF PROCEEDS BY THE PARTNERSHIP. The Partnership agrees that forthwith upon the receipt by it of any Project Revenues or any other proceeds related to the Project or of any check, draft, note, trade acceptance or other instrument constituting Project Revenues or any other proceeds related to the Project it will hold the same in precisely the form received, in trust for the Collateral Agent, and will forthwith, and without any notice or demand whatsoever, pay, endorse, transfer and deliver the same to the Collateral Agent.

         Section 3.13 BENEFIT OF ACCOUNTS. All right, title and interest in and to the Funds and the monies in the Funds and investments made with monies from the Funds shall be vested in the Collateral Agent for the benefit of the Senior Parties until payment and performance in full of all of the Senior Debt and, upon payment in full of all the Senior Debt, shall be vested in the Partnership. Amounts deposited in the Funds shall be applied by the Collateral Agent as provided in this Agreement and the other Security Documents, as applicable.

         Section 3.14 INFORMATION. The Depositary Bank shall (i) (x) on a monthly basis provide the Partnership and each Senior Party and (y) within five
(5) Business Days after receipt of any written request by the Partnership, the Authority or any Senior Party, provide the Partnership, the Authority or such Senior Party, as the case may be, with (a) fund balance statements in respect of each of the Funds and sub-accounts, including all deposits, withdrawals and transfers from and to such Funds and sub-accounts and (b) such information as the Partnership, the Authority or such Senior Party, as the case may be, may specify regarding all Funds, Permitted Investments (including, without limitation, categories, amounts, maturities and issuers) and any other investments made by the Collateral Agent pursuant hereto and regarding amounts available in the Funds and (ii) upon the written request and at the expense of the Partnership, arrange with the Partnership for a mutually convenient time for an Authorized Officer or an Authorized Representative of the Partnership's auditors to attend the office of the Collateral Agent to examine and take copies of records relating to and instruments evidencing the Permitted Investments and other investments made by the Collateral Agent pursuant hereto.

         Section 3.15 ACCOUNTS GENERALLY. Except as specifically set forth in this ARTICLE 3, the Partnership shall have no right of withdrawal in respect of any of the Funds. Neither the Partnership nor the Authority shall make, attempt to make or consent to the making of any withdrawal or transfer from any Fund except in strict adherence to this Agreement. The Partnership and the Authority acknowledge and agree that dominion and control of each of the Funds shall at all times reside with the Depositary Bank on behalf of the Collateral Agent for the benefit of the Senior Parties.

         Section 3.16 DEPOSITARY BANK OBLIGATIONS LIMITED. The obligations of the Depositary Bank under this ARTICLE 3 shall be limited to making the withdrawals, retentions and transfers specified herein; the Depositary Bank shall have no obligation to the Partnership or any third party to make any payment for which the appropriate Fund does not contain sufficient funds.

         Section 3.17 TRIGGER EVENTS. Notwithstanding anything in this Agreement to the contrary, but subject to the exercise of remedies pursuant to this Agreement, upon the occurrence of any Trigger Event all amounts on deposit in the Funds shall, at the written direction of the Collateral Agent, acting pursuant to this Agreement, be paid in accordance with the terms of ARTICLE 5 of this Agreement to the payment of the Senior Debt.

         Section 3.18 EXERCISE OF REMEDIES -- LOSS PROCEEDS. (a) If the determination is made pursuant to Section 3.7 above that all or a portion of the Project is incapable of being rebuilt, repaired or restored to permit operation on a commercially feasible basis in the case of Loss Proceeds, or to remedy the circumstances giving rise to the obligation of the EPC Contractor to pay EPC Buy-Down amounts in the case of EPC Buy-Down proceeds or if Energy Contract Buy-Out proceeds are not otherwise applied in accordance with the provisions of this Agreement, all such Loss Proceeds, EPC Buy-Down proceeds or Energy Contract Buy-Out proceeds, as the case may be, received by the Collateral Agent shall be distributed by the Collateral Agent within five (5) Business Days of receipt in the following order of priorities:

                        (i) to the Debt Service Fund for payment to the Authority Trustee, the Collateral Agent, the DSR LOC Agent, the PPA LOC Agent, the Depositary Bank, any agent or representative of Other Senior Debt, and the Trustee, ratably, an amount equal to all Authority Trustee Claims, Collateral Agent Claims, DSR LOC Agent Claims, PPA LOC Agent Claims, Depositary Bank Claims, Other Senior Debt Agent Claims and Trustee Claims, respectively, due and owing to such parties under the Financing Documents and this Agreement;

                       (ii) to the Debt Service Fund for payment to the Senior Parties, ratably, an amount equal to the unpaid amount of all Senior Debt constituting principal, interest, premium, if any, and fees due and owing to the Senior Parties by the Partnership;

                      (iii) to the Debt Service Fund for payment to the Senior Parties, ratably, an amount equal to all other unpaid amounts then due and payable in respect of all Senior Debt owed to such Senior Parties;

                       (iv) to the Subordinated Debt Account for payment to the holders of Third Party Subordinated Debt, ratably, an amount equal to the unpaid amount of all Third Party Subordinated Debt then due and owing to such holders; and

                         (v) to the Partnership (or its successors or assigns) or to holders of Affiliate Subordinated Debt or to whomever a court of competent jurisdiction may direct, any surplus remaining after giving effect to clauses (i), (ii), (iii) and (iv) above.

         At the time the distribution is to be made pursuant to clause (ii) above, the Collateral Agent shall set aside available monies (on a ratable basis with such distribution) in a separate interest-bearing trust account in an amount up to the then outstanding aggregate amount of the DSR LOC and the PPA LOC (which outstanding aggregate amount of the DSR LOC shall be calculated after giving effect to the redemption of Bonds from such distribution in clause (ii) above). Upon a subsequent draw on the DSR LOC or the PPA LOC, as the case may be, the Collateral Agent shall as soon as practicable transfer monies from the separate account to the DSR LOC Agent or the PPA LOC Agent, as the case may be, up to the amount so drawn, to the extent not reimbursed, on such DSR LOC or PPA LOC. Upon an expiration or termination of the DSR LOC or the PPA LOC, as the case may be, monies in such separate account collateralizing such DSR LOC or such PPA LOC, as the case may be, shall be released and applied as set forth above in clauses (ii), (iii) and (iv) above.

                  (b) The proceeds of any sale, disposition or other realization with respect to Collateral held for the benefit of some but not all of the Senior Parties, if applicable, shall be applied to the payment of obligations owed to the parties for whose benefit the specific Collateral was held.

                                   ARTICLE IV

                        ADMINISTRATION OF THE COLLATERAL

         Section 4.1 ADMINISTRATION OF THE COLLATERAL. (a) The Collateral Agent shall hold the Collateral and any Lien thereon for the benefit of the Senior Parties pursuant to the terms of this Agreement, the Security Documents and any other Financing Document to which the Collateral Agent is a party. The Collateral Agent shall administer the Collateral in the manner contemplated by the Security Documents and the other Financing Documents to which the Collateral Agent is a party and shall apply the balances from time to time held in the Funds in the manner provided in this Agreement and the other Financing Documents to which the Collateral Agent is a party. The Collateral Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it under the Security Documents, the other Financing Documents and Applicable Law. Except as otherwise expressly provided herein, no Senior Party and no class or classes thereof shall have any right to direct the Collateral Agent to take any action in respect of the Collateral and no Senior Party shall have any right to sell, exchange or otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Senior Debt or take action with respect to the Collateral independently of the Collateral Agent.

                  (b) The Collateral Agent shall have no responsibility with respect to the recording, re-recording, filing, or refiling under the laws of any jurisdiction under this Agreement, the other Financing Documents, or any other document or statement that may be required or permitted to be recorded, re-recorded, filed or re-filed under any such laws to perfect or protect the security interests created by or pursuant to the Security Documents, or the payment of any fees or taxes in connection therewith.

         Section 4.2 PRIORITY OF SECURITY INTERESTS. (a) Each Senior Party agrees that the Security Interest of each Senior Party in any Collateral ranks and shall rank equally in priority with the Security Interest of the other Senior Parties in the same Collateral. Each Senior Party agrees that the Funds established under the Indenture are for the sole benefit of the Trustee acting on behalf of the Holders.

                  (b) Notwithstanding anything to the contrary in clause (a), the priorities specified in this Agreement with respect to (i) the Collateral,
(ii) all proceeds of the Collateral (including without limitation all Loss Proceeds to the extent received by the Collateral Agent after giving effect to the limitations and deductions permitted under the Indenture and this Agreement with respect to such proceeds) and (iii) all amounts and funds retained in accordance with this Agreement, in each case are applicable irrespective of any statement to the contrary in any Financing Document or any other agreement, the time or order or method of attachment or perfection of Liens, the time or order of filing of financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests and to the extent not provided for in this Agreement, the rights and priorities of the Senior Parties shall be determined in accordance with Applicable Law.

                                   ARTICLE V

                        EVENTS OF DEFAULT; TRIGGER EVENTS

         Section 5.1 EXERCISE OF RIGHTS. So long as any Finance Liabilities remain outstanding, each of the Senior Parties hereby acknowledges and agrees as follows:

                  (a) The Collateral Agent shall administer the Collateral in the manner contemplated by the Security Documents and this Agreement and only upon the occurrence and continuance of a Trigger Event (subject to the requirement that the Collateral Agent shall have received written notice pursuant to SECTION 5.2(A) (Actions Upon a Trigger Event hereof)), the Collateral Agent shall exercise, upon the written instruction of, and on behalf of, the Required Senior Parties in accordance with the terms and provisions of this ARTICLE 5, such rights and remedies with respect to the Collateral as are granted to it under this Agreement, the Security Documents and Applicable Law.

                  (b) No Senior Party and no class or classes of Senior Parties shall have any right, other than in accordance with the terms and provisions of this ARTICLE 5, to (i) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Finance Liabilities, (ii) exercise or refrain from exercising any rights to direct the Collateral Agent to take any action in respect of the Collateral, or (iii) take any other action with respect to the Collateral (A) independently of the Collateral Agent or (B) other than to direct the Collateral Agent to take action in accordance with the terms and provisions of this ARTICLE 5. Subject to SECTION 6.7 (Authorization) hereof, any of the Senior Parties may, at any time and from time to time (i) amend in any manner any outstanding Financing Documents to which they are a party in accordance with the terms thereof, (ii) release anyone liable in any manner under or in respect of such Senior Party's Finance Liabilities in accordance with the terms of the Financing Documents to which they are a party and (iii) apply any sums from time to time received for payment or satisfaction of such Senior Party's Finance Liabilities except as otherwise provided in SECTION 5.4 (Receipt of Money or Proceeds) hereof.

                  (c) Each Senior Party hereby agrees that upon the request of the Collateral Agent it will give the Collateral Agent notice of the aggregate amount of outstanding Indebtedness owed by the Partnership to such Senior Party under the applicable Financing Documents and any other information that the Collateral Agent may reasonably request.

         Section 5.2 ACTIONS UPON A TRIGGER EVENT. So long as any Finance Liability remains outstanding, the following provisions shall apply:

                  (a) Each Senior Party hereby agrees to give each other Senior Party and the Collateral Agent written notice of the occurrence of an Event of Default under such Senior Party's Financing Documents and of the occurrence of an acceleration under such Senior Party's Financing Documents wherein such Senior Party's Finance Liabilities have been declared to be or have automatically become due and payable earlier than the scheduled maturity thereof and such notice shall set forth the aggregate amount of Finance Liabilities that have been so accelerated under such Financing Documents, in each case as soon as practicable after the occurrence thereof; PROVIDED, HOWEVER, that the failure to provide such notice shall not limit or impair the rights of the Senior Parties hereunder or under any of the other Financing Documents.

                  (b) The Partnership hereby agrees that if a Trigger Event shall have occurred and is continuing, the Collateral Agent is hereby irrevocably authorized and empowered to act as the attorney-in-fact for the Partnership with respect to the giving of any instructions or notices under this Agreement; PROVIDED, HOWEVER, that if a Bankruptcy Event set forth in the Common Agreement or any other Financing Document in respect of the Partnership has caused the Trigger Event, the Collateral Agent shall automatically and irrevocably be authorized and empowered to act as the attorney-in-fact for the Partnership with respect to the giving of such instructions or notices. The Collateral Agent hereby agrees that, upon the written request of the Required Senior Parties, it shall give such notices and instructions under this Agreement to the Depositary Bank. The Depositary Bank hereby agrees that it shall accept such notices and instructions from the Collateral Agent.

         Section 5.3 EXERCISE OF REMEDIES AND APPLICATION OF PROCEEDS. Notwithstanding the provisions of ARTICLE 3 (The Funds) of this Agreement, so long as any Finance Liability remains outstanding to more than one Senior Party, the following provisions shall apply:

                  (a) If a Trigger Event shall have occurred and be continuing (subject to the requirement that the Collateral Agent shall have received written notice pursuant to SECTION 5.2(A) (Actions Upon a Trigger Event) hereof), upon the written request of the Required Senior Parties, the Collateral Agent, on behalf of the Senior Parties, shall give the Depositary Bank a written notice that a Trigger Event has occurred (the date of such notice, the "TRIGGER EVENT DATE") and direct the Depositary Bank to render an accounting of the current balance of each Fund and of any other monies of the Partnership and the Authority administered by such Depositary Bank. No Senior Party shall be deemed to have knowledge or notice of the occurrence of any Event of Default until such Senior Party has received a written notice of such Event of Default from the Partnership or any other Person for whom such Senior Party is acting as agent or trustee.

                  (b) If a Trigger Event shall have occurred and be continuing (subject to the requirement that the Collateral Agent shall have received written notice pursuant to SECTION 5.2(A) (Actions Upon a Trigger Event) hereof), and only in such event, upon the written request of the Required Senior Parties, the Collateral Agent shall be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under the Security Documents and which the Required Senior Parties direct it to take under this Agreement, including realization and foreclosure on the Collateral; PROVIDED, HOWEVER, that if a Bankruptcy Event set forth in the Common Agreement or any other Financing Document in respect of the Partnership or the Authority has caused the Trigger Event, the Collateral Agent shall automatically be authorized to take such action without the written request of the Required Senior Parties.

                  (c) The proceeds of any sale, disposition or other realization or foreclosure by the Collateral Agent upon the Collateral or any portion thereof pursuant to the Security Documents shall be governed by this SECTION 5.3(C). Any non-cash proceeds resulting from such liquidation of the Collateral shall be held by the Collateral Agent for the benefit of the Senior Parties until later sold or otherwise converted into cash, at which time the Collateral Agent shall apply such cash in accordance with the next sentence of this SECTION 5.3(C). The Collateral Agent shall transfer any cash proceeds net of reasonable expenses resulting from liquidation of the Collateral to the Revenue Fund which proceeds shall be distributed by the Collateral Agent in accordance with the terms and provisions of this Agreement in the following order of priority:

                        (i) to the Debt Service Fund for payment to the Collateral Agent, the Authority Trustee, the DSR LOC Agent, the PPA LOC Agent, the Depositary Bank, any agent or representative of Other Senior Debt, and the Trustee, ratably, an amount equal to all Collateral Agent Claims, Authority Trustee Claims, DSR LOC Agent Claims, PPA LOC Agent Claims, Depositary Bank Claims, Other Senior Debt Agent Claims and Trustee Claims, respectively, due and owing to such parties under the Financing Documents and this Agreement;

                       (ii) to the Debt Service Fund for payment to the Senior Parties, ratably, an amount equal to the unpaid amount of all Senior Debt constituting principal, interest, premium, if any, and fees due and owing to the Senior Parties by the Partnership;

                      (iii) to the Debt Service Fund for payment to the Senior Parties, ratably, an amount equal to all other unpaid amounts then due and payable in respect of all Senior Debt owed to such Senior Parties;

                       (iv) to the Subordinated Debt Account for payment to the holders of Third Party Subordinated Debt, ratably, an amount equal to the unpaid amount of all Third Party Subordinated Debt due and owing to such holders; and

                        (v) to the Partnership (or its successors or assigns) or to holders of Affiliate Subordinated Debt or to whomever a court of competent jurisdiction may direct, any surplus remaining after giving effect to clauses (i), (ii), (iii) and (iv) above.

         At the time the distribution is to be made pursuant to clause (ii) above, the Collateral Agent shall set aside available monies (on a ratable basis with such distribution) in a separate interest-bearing trust account in an amount up to the then outstanding aggregate amount of the DSR LOC and the PPA LOC (which outstanding aggregate amount of the DSR LOC shall be calculated after giving effect to the redemption of Bonds from such distribution in clause (ii) above). Upon a subsequent draw on the DSR LOC or the PPA LOC, as the case may be, the Collateral Agent shall as soon as practicable transfer monies from the separate account to the DSR LOC Agent or the PPA LOC Agent, as the case may be, up to the amount so drawn, to the extent not reimbursed, on such DSR LOC or PPA LOC. Upon an expiration or termination of the DSR LOC or the PPA LOC, as the case may be, monies in such separate account collateralizing such DSR LOC or such PPA LOC, as the case may be, shall be released and applied as set forth above in clauses (ii), (iii), (iv) and (v) above.

                  (d) The proceeds of any sale, disposition or other realization with respect to Collateral held for the benefit of some but not all of the Senior Parties, if applicable, shall be applied to the payment of obligations owed to the parties for whose benefit the specific Collateral was held.

         Section 5.4 RECEIPT OF MONEY OR PROCEEDS. The Senior Parties and the Collateral Agent hereby agree that if, at any time during the term of this Agreement, any Senior Party receives any payment or distribution of assets of the Partnership of any kind or character, whether monies or cash proceeds resulting from liquidation of the Collateral, other than in accordance with the terms of this Agreement, the Senior Party shall hold such payment or distribution in trust for the benefit of the Senior Parties and shall immediately remit such payment or distribution to the Collateral Agent and the Collateral Agent shall deposit such monies or proceeds in the Revenue Fund for application or distribution, as the case may be, in accordance with the terms of this Agreement. If any Senior Party shall certify in writing to the Collateral Agent that any Senior Debt in respect of which such Senior Party is the trustee or agent has not been paid when due and after the giving of any applicable notice or the passage of any applicable grace period (such amount referred to herein as "ARREARAGES"), then in any such event, and upon the written request of such Senior Party, the Collateral Agent shall make demand for payment of such Arrearages where such demand may be made by the terms thereof.

         Section 5.5 ADDITIONAL SENIOR PARTIES. Each Person replacing any of the Senior Parties and each Person (or trustee or agent thereof) providing Senior Debt to the Partnership shall, upon execution of a Designation Letter, become a party to this Agreement, and any person which executes and delivers a counterpart to this Agreement or is designated as a Senior Party pursuant to the terms of a Designation Letter, shall become a party hereto, shall be bound by and subject to the terms and conditions hereof and the covenants, stipulations and agreements contained herein.

                                   ARTICLE VI

                COLLATERAL AGENT; RELATIONS AMONG SENIOR PARTIES

         Section 6.1 APPOINTMENT AND DUTIES OF COLLATERAL AGENT. (a) Each of the Senior Parties and the Authority Trustee hereby designates and appoints The Chase Manhattan Bank to act as the Collateral Agent under this Agreement and the other Financing Documents to which the Collateral Agent is a party, and each of the Senior Parties and the Authority Trustee hereby authorize the Collateral Agent to take such actions on its behalf under the provisions of this Agreement and the other Financing Documents to which the Collateral Agent is a party and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Financing Documents to which the Collateral Agent is a party, together with such other powers as are reasonably incidental thereto. The execution of this Agreement by the Collateral Agent shall be deemed an acceptance by the Collateral Agent of the appointment made under this SECTION 6.1 and an agreement to act as agent on behalf of the Senior Parties and the Authority Trustee. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Financing Documents to which the Collateral Agent is a party, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement and the other Financing Documents to which the Collateral Agent is a party, or any fiduciary relationship with any Senior Party, and no implied covenants, functions or responsibilities shall be read into this Agreement or any other Financing Document to which the Collateral Agent is a party or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under any other Financing Document to which the Collateral Agent is a party, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct.

                  (b) The Senior Parties hereby authorize the Collateral Agent to appoint The Chase Manhattan Bank to act as the Depositary Bank under this Agreement. The Senior Parties hereby authorize and empower the Collateral Agent to remove and replace the Depositary Bank pursuant to the terms and conditions of SECTION 7.4 (Resignation or Removal) of this Agreement and to direct such Depositary Bank according to the terms of this Agreement.

                  (c) Notwithstanding anything to the contrary in this Agreement or any other Financing Document to which the Collateral Agent is a party, the Collateral Agent shall not exercise any rights or remedies under this Agreement (except as set forth in the proviso to SECTION 5.2(B) (Actions Upon a Trigger Event)) or any other Financing Document to which the Collateral Agent is a party or give any consent under this Agreement or any other Financing Document to which the Collateral Agent is a party or enter into any agreement amending, modifying, supplementing or waiving any provision of this Agreement or any other Financing Document to which the Collateral Agent is a party unless it shall have been directed to do so in writing by the Required Senior Parties; PROVIDED, HOWEVER, that the Collateral Agent shall consent to the release of Collateral contemplated by the Financing Documents, and shall enter into any amendments, waivers or supplements with respect to the Financing Document to which the Collateral Agent is a party to the extent not inconsistent with the provisions of the other Financing Documents and which would not result in a Material Adverse Effect (as evidenced by an Officer's Certificate signed by an Authorized Officer of the Partnership); and PROVIDED FURTHER that the Collateral Agent shall have the right to amend this Agreement without having been so directed by the Required Senior Parties solely for the purpose of preserving or protecting the Lien on and Security Interest in the Funds granted to the Collateral Agent thereunder.

         Section 6.2 RIGHTS OF COLLATERAL AGENT. (a) The Collateral Agent may execute any of its duties under this Agreement or any other Financing Document to which the Collateral Agent is a party by or through agents or attorneys-in-fact and shall be entitled to rely on advice of counsel selected by it concerning all matters pertaining to such duties.

                  (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall (i) be liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any other Financing Document to which the Collateral Agent is a party (except for its gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Senior Parties for any recitals, statements, representations or warranties made by the Partnership contained in this Agreement or any other Financing Document to which the Collateral Agent is a party or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with this Agreement or any other Financing Document to which the Collateral Agent is a party or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document to which the Collateral Agent is a party or for any failure of the Partnership to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Senior Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document to which the Collateral Agent is a party, or to inspect the properties, books or records of the Partnership.

                  (c) The Collateral Agent and its employees, agents, attorneys-in-fact, and affiliates shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice or statements of legal counsel (including, without limitation, counsel to the Partnership), independent accountants and other experts selected by the Collateral Agent. In connection with any request of the Required Senior Parties, the Collateral Agent shall be fully protected in relying on a certificate of any Person, signed by an Authorized Officer of such Person, setting forth the amount owed by the Partnership, to such Person as of the date of such certificate, which certificate shall state that the Person signing such certificate is an Authorized Officer of such Person and shall state specifically the Financing Document and provision thereof pursuant to which the Collateral Agent is being directed to act. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying on such certificate. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other

Financing Document to which the Collateral Agent is a party (i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to law or the terms of this Agreement or the other Financing Documents, (ii) if such action is not specifically provided for in this Agreement or such other Financing Document, it shall not have received any such advice or concurrence of the Required Senior Parties as it deems appropriate or, (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement or such other Financing Document, it shall not first be indemnified to its satisfaction by the Senior Parties (other than the Trustee (in its individual capacity), the Collateral Agent (in its individual capacity), the Depositary Bank (in its individual capacity) or any other agent or trustee under any of the Financing Documents (in its individual capacity)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document to which the Collateral Agent is a party in accordance with a written request of the Required Senior Parties (to the extent that the Required Senior Parties are expressly authorized to direct the Collateral Agent to take or refrain from taking such action), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Senior Parties.

                  (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default unless and until an Authorized Officer of the Collateral Agent has received a written notice or a certificate from the Senior Parties or the Partnership stating that an Event of Default has occurred and describing such event. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice or certificate so furnished to it. In the event that the Collateral Agent receives such a notice of or certificate regarding the occurrence of an event referred to in clauses
(a) through (d) of the definition of "Trigger Event," the Collateral Agent shall give notice thereof to the Senior Parties. The Collateral Agent shall take such action with respect to such Trigger Event as so requested pursuant to SECTIONS
5. 1 (Exercise of Rights), 5.2 (Actions Upon a Trigger Event) and 5.3 (Exercise of Remedies and Application of Proceeds) hereof. The agreements in this Section shall survive the payment or satisfaction in full of the Finance Liabilities and the resignation or removal of the Collateral Agent or the termination of this Agreement.

                  (e) The Partnership shall pay to the Collateral Agent upon demand the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts, agents (including the Depositary Bank), and attorneys-in-fact, which the Collateral Agent may incur in connection with (i) the acceptance or administration of this Agreement and the other Financing Documents to which the Collateral Agent is a party, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Senior Parties hereunder or under the other Financing Documents to which the Collateral Agent is a party or (iv) the failure by the Partnership to perform or observe any of the provisions hereof or of any of the other Financing Documents to which the Collateral Agent is a party.

                  (f) Notwithstanding any other provision of this Agreement to the contrary, the Collateral Agent shall be under no obligation to take any action pursuant to any request or direction of any party hereto if it shall receive conflicting instructions from another party; provided that the Collateral Agent shall inform such parties of the conflict.

                  (g) The Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent pursuant to this Agreement or in any other Financing Document.

         Section 6.3 LACK OF RELIANCE ON THE COLLATERAL AGENT. Each of the Senior Parties expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including, without limitation, any review of the Project or of the affairs of the Partnership, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Senior Party. Each Senior Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Senior Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Project and the Partnership. Each Senior Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Senior Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Project, the Authority and the Partnership. Except for notices, reports and other documents expressly required to be furnished to the Senior Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Senior Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Project, the Partnership which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

         Section 6.4 INDEMNIFICATION; BANKRUPTCY. (a) The Senior Parties severally agree to indemnify the Collateral Agent and its agents and attorneys-in-fact, each in its capacity as such (to the extent not reimbursed by the Partnership and without limiting the obligation of the Partnership to do
so), ratably according to the aggregate amounts of their respective Finance Liabilities on the date the activities giving rise to the Collateral Agent's demand for indemnification occurred, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such in any way relating to or arising out of this Agreement or the other Financing Documents to which the Collateral Agent is a party, or the performance of its duties as Collateral Agent hereunder or thereunder or any action taken or omitted by the Collateral Agent in its capacity as such under or in connection with any of the foregoing (including, but not limited to, any claim that the Collateral Agent is the owner or operator of any of the Project and liable as such pursuant to any Environmental Laws); PROVIDED that the Senior Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from the Collateral Agent's gross negligence or willful misconduct. The agreements in this SECTION 6.4(A) shall survive the payment or satisfaction in full of the Finance Liabilities and the resignation or removal of the Collateral Agent or the termination of this Agreement.

                  (b) Without limiting the obligations of the Partnership under any other Financing Document, the Partnership indemnifies the Collateral Agent and each other Senior Party and, in their capacity as such, their officers, directors, shareholders, controlling persons, employees, agents and servants (each an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys' and consultants' fees and expenses) (collectively "DAMAGES") of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party (or which may be claimed against any Indemnified Party by any Person) by reason of, in connection with or in any way relating to or arising out of any Transaction Document, the Collateral or any other documents or transactions in connection with or relating thereto (including, without limitation, Damages in connection with the presence, release or threatened release of Environmentally Regulated Materials at, on, under, to or from the Project or any disposal sites to which wastes from the Project have been taken), unless due to the gross negligence or willful misconduct of such Indemnified Party. The Partnership further shall, upon demand by any Indemnified Party, pay to such Indemnified Party all reasonable costs and expenses incurred by such Indemnified Party in enforcing any rights under any of the Transaction Documents, including reasonable fees and expenses of counsel. The agreements in this SECTION 6.4(B) shall survive the payment or satisfaction in full of the Finance Liabilities and the resignation or removal of the Collateral Agent or the termination of this Agreement.

                  (c) The Senior Parties hereby agree that, except upon the written consent of the Required Senior Parties, (i) no Senior Party shall authorize the Partnership to commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Partnership or debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Partnership or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Partnership to make a general assignment for the benefit of any Senior Party or any other creditor of the Partnership, and (ii) none of the Senior Parties shall commence or join with any other Person (other than upon the written consent of the Required Senior Parties) in commencing any proceeding against the Partnership under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

         Section 6.5 RESIGNATION OR REMOVAL OF THE COLLATERAL AGENT. The Collateral Agent may resign as Collateral Agent upon thirty (30) days' notice to the Senior Parties and may be removed at any time with or without cause by the Required Senior Parties, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this
SECTION 6.5. If no successor Collateral Agent shall have been so appointed within thirty (30) days, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a new Collateral Agent. If the Collateral Agent shall resign or be removed as Collateral Agent by the Required Senior Parties then the Required Senior Parties shall (and if no such successor shall have been appointed within thirty (30) days of the Collateral Agent's resignation or removal, the Collateral Agent may) appoint a successor agent for the Senior Parties, which successor agent shall, unless an Event of Default has occurred and is continuing, be reasonably acceptable to the Partnership, whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and except as provided in SECTION 6.4(A) AND (B) (Indemnification, Bankruptcy) the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the other Senior Parties. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

         Section 6.6 DOCUMENTS. The Collateral Agent will forward promptly after the Collateral Agent's receipt thereof (and will use its best efforts to forward within five (5) Business Days of such receipt) to each Senior Party (a) a copy of each document furnished to the Collateral Agent for such Senior Party under the Financing Documents and (b) any notice delivered to the Collateral Agent pursuant to any Third Party Consent. The Collateral Agent will forward to each Senior Party, promptly upon such Senior Party's written request therefor, a copy of any other document furnished to the Collateral Agent under any Financing Document to which the Collateral Agent is a party.

         Section 6.7 AUTHORIZATION. (a) The Collateral Agent is hereby authorized by each Senior Party, for itself and as a Senior Party (i) to execute, deliver and perform each of the Financing Documents to which the Collateral Agent and/or the Senior Parties are or are intended to be a party and
(ii) subject to the terms of the Financing Documents, to draw on, or otherwise act under any letter of credit or guarantee delivered to the Collateral Agent for the benefit of the Senior Parties and each of the other Senior Parties agrees to be bound by all the agreements of the Collateral Agent contained in, and all of the terms and conditions of, the Financing Documents for which the Collateral Agent is acting as its agent hereunder.

                  (b) Without the prior written consent of, or direction from, each of the Senior Parties, the Collateral Agent shall not (i) consent to any modification, supplement or waiver (other than to cure any ambiguity, defect or inconsistency, or to make a change which does not adversely affect the legal rights of any Senior Party) under any of the Financing Documents to which the Collateral Agent is a party, (ii) release any Collateral or otherwise terminate any Lien under any Financing Document (except that the Collateral Agent may release funds from the Funds in accordance with the terms and provisions of this Agreement and shall release property sold or transferred by the Partnership in compliance with Section 5.2(e)(ii) of the Common Agreement), (iii) consent to any modification of this SECTION 6.7 , SECTION 6.11 (Certain Amendments) or of the definition of Senior Debt or Senior Party, (iv) release any letter of credit, guarantee or other instrument securing the obligations of any Person under any Transaction Document or (v) consent to any Lien under any Security Document securing obligations other than Senior Debt.

                  (c) For the avoidance of doubt, nothing in this SECTION 6.7 of this Agreement or elsewhere in this Agreement or in any other Financing Document or other Transaction Document shall limit the obligations of the Partnership under any of the Transaction Documents, including, without limitation, any obligation of the Partnership to obtain any consent or approval of any of the Senior Parties, obtained or required to be obtained by the Partnership prior to any amendment of, modification or supplement to or waiver under any Financing Document or other Transaction Document and the Collateral Agent shall not consent to any amendment of, modification of or supplement to or waiver under any Financing Document or other Transaction Document unless and until the Partnership shall have first obtained all such required consents and approvals and provided the Collateral Agent provides written certification of the same.

         Section 6.8 ADDITIONAL COLLATERAL AGENTS. (a) Whenever the Collateral Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral, or the Collateral Agent shall have been advised by counsel that it is so necessary or prudent in the interests of the Senior Parties, the Collateral Agent shall take such action (including, to the extent required, the execution and delivery of an agreement supplemental hereto and such other instruments and agreements) as may be necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Collateral Agent and, unless an Event of Default has occurred and is continuing, reasonably acceptable to the Partnership, either to act as an additional collateral agent of all or any part of the Collateral, jointly with the Collateral Agent, or to act as a separate collateral agent or trustee of all or any part of the Collateral (any such additional or separate agent or trustee being herein called an "ADDITIONAL COLLATERAL AGENT"), in any such case with such powers as may be granted pursuant to such action, and to vest in such bank, trust company or Person as an Additional Collateral Agent any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent, subject to the remaining provisions of this
SECTION 6.8. The Collateral Agent may execute, deliver and perform any deed, conveyance, assignment or other instrument in writing as may be required by any Additional Collateral Agent for more fully and certainly vesting in and confirming to it, him or her any property, title, right or power which by the terms of such agreement supplemental hereto is expressed to be conveyed or conferred to or upon such Additional Collateral Agent.

                  (b) Each Additional Collateral Agent shall, to the extent permitted by law, be appointed and act, and the Collateral Agent shall act, subject to the following provisions and conditions:

                        (i) all powers, duties, obligations and rights conferred or imposed upon the Collateral Agent in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Collateral Agent;

                       (ii) all other rights, powers, duties and obligations conferred or imposed upon the Collateral Agent may be conferred or imposed upon and exercised or performed by the Additional Collateral Agent jointly with the Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any part of the Collateral in any such jurisdiction) shall be exercised and performed by such Additional Collateral Agent;

                      (iii) no power hereby given to, or with respect to which it is hereby provided may be exercised by, any such Additional Collateral Agent shall be exercised hereunder by such Additional Collateral Agent except jointly with, or with the consent of, the Collateral Agent;

                       (iv) such Additional Collateral Agent shall act only upon and to the extent of written instructions from the Collateral Agent and no other party, and the Additional Collateral Agent shall not be required to take and shall not be responsible for taking any action as Additional Collateral Agent under any Security Document or this Agreement unless it has received such written instructions from the Collateral Agent; and

                        (v) the Collateral Agent shall not be personally liable by reason of any act or omission of any Additional Collateral Agent hereunder, nor shall such Additional Collateral Agent be personally liable by reason of any act or omission of the Collateral Agent or any other Additional Collateral Agent hereunder.

If at any time the Collateral Agent shall deem it no longer necessary or prudent in order to conform to any such law or take any such action or shall be advised by counsel that it is no longer so necessary or prudent in the interest of Senior Parties, the Collateral Agent shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to remove any Additional Collateral Agent.

                  (c) Any Additional Collateral Agent may at any time by an instrument in writing constitute the Collateral Agent its agent or attorney-in-fact, with full power and authority, to the extent which may be authorized by law, to do all acts and things and exercise all discretion which it is authorized or permitted to do or exercise, for and in its behalf and in its name. In case any such Additional Collateral Agent shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such Additional Collateral Agent, so far as permitted by law, shall vest in and be exercised by the Collateral Agent, without the appointment of a new successor to such Additional Collateral unless and until a successor is appointed in the manner hereinbefore provided.

                  (d) Any request, approval or consent in writing by the Collateral Agent to any Additional Collateral Agent shall be sufficient warrant to such Additional Collateral Agent to take such action as may be so requested, approved or consented.

                  (e) Each Additional Collateral Agent appointed pursuant to this SECTION 6.8 shall be subject to, and shall have the benefits of, the provisions of this Agreement insofar as they apply to the Collateral Agent.

         Section 6.9 POWER OF ATTORNEY FROM SENIOR PARTIES. Each Senior Party hereby gives a power of attorney, coupled with an interest, to the Collateral Agent, and appoints, makes, constitutes and designates the Collateral Agent its true and lawful attorney-in-fact, subject to SECTION 6.7 (Authorization), to consent on its behalf (in its capacity as a Senior Party) under the Transaction Documents to the extent that the consent of the Collateral Agent or such Senior

Party is required thereunder, and to take such actions on its behalf (in its capacity as a Senior Party) under the provisions of such Transaction Documents as are reasonably incidental thereto, to execute and deliver in the name of and on behalf of such Senior Party, or in its own name, as the case may be, all documents required to be executed by such Senior Party (in its capacity as such) in connection therewith and to do, take and perform all and every act and thing whatsoever requisite, proper or necessary to be done, in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such Senior Party (in its capacity as such) might or could do, with full power of substitution or revocation, hereby ratifying and confirming all that said attorney-in-fact, or its substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted; PROVIDED that the Collateral Agent shall not so consent or take such other actions other than in accordance with this Agreement, and the Security Documents. This SECTION 6.9 is to be construed and interpreted as a general power of attorney coupled with an interest. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it limit or restrict, and is not to be construed or interpreted as limiting or restricting, the general powers herein granted to said attorney-in-fact. The rights, power and authority of said attorney-in-fact herein granted shall commence and be in full force and effect as of the Closing Date, and such rights, powers and authority shall remain in full force and effect thereafter until the Debt Termination Date.

         Section 6.10 RIGHTS OF SENIOR PARTIES. The Senior Parties and the Collateral Agent (upon receipt of direction by the Secured Parties pursuant to Section 6.1(c) hereof) may, at any time and from time to time, without any consent of or notice to any providers of Subordinated Debt, (i) amend in any manner any Security Document or any agreement under which any of the Finance Liabilities is outstanding in accordance with the terms thereof, (ii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Finance Liabilities in accordance with the Security Documents, (iii) release anyone liable in any manner under or in respect of the Finance Liabilities, (iv) exercise or refrain from exercising any rights against the Partnership and others and (v) apply any sums from time to time received to payment or satisfaction of the Finance Liabilities.

         Section 6.11 AMENDMENTS AND WAIVERS. Any amendment, modification, supplement, consent or waiver of any provision of this Agreement, the Common Agreement or any other Security Document shall require the written consent of the Collateral Agent acting at the direction of the Required Senior Parties. Notwithstanding anything to the contrary in this Agreement or any Security Document, if any consent or direction of the Required Secured Parties is necessary in order for the Collateral Agent to exercise any rights or remedies under any of the Security Documents or this Agreement, or to amend, modify or supplement, give any consent under, or waive any provision of, any of the Security Documents, the Common Agreement or this Agreement, and if any such exercise of rights or remedies, or any such amendment, modification, supplement, consent or waiver (either alone or together with each then effective amendment, modification, supplement, consent or waiver not previously approved in accordance with this paragraph by the PPA LOC Agent or the DSR LOC Agent, as the case may be) could reasonably be expected to have a material adverse effect on the PPA LOC Agent or the DSR LOC Agent (which material adverse effect is materially different from the effect with respect to other Senior Parties), the Collateral Agent shall not accept such consent or direction from the Required Senior Parties unless the PPA LOC Agent or the DSR LOC Agent, as the case may be, shall have received written notice of such proposed consent or direction at least fifteen days prior to the effectiveness thereof, and the PPA LOC Agent or the DSR LOC Agent, as the case may be, shall have approved such amendment, modification or supplement, consent or waiver (which approval shall not be unreasonably withheld).

                                   ARTICLE II

                               THE DEPOSITARY BANK

         Section 7.1 APPOINTMENT OF DEPOSITARY BANK; POWERS AND IMMUNITIES. (a) The Depositary Bank may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining hereto.

                  (b) The Collateral Agent on behalf of the Senior Parties under this Agreement hereby appoints the Depositary Bank to act as depositary bank and "securities intermediary" hereunder with such powers as are expressly delegated to the Depositary Bank by the terms of this Agreement. The Depositary Bank shall not have any duties or responsibilities except those expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Depositary Bank shall take all actions as the Collateral Agent shall direct it to perform in accordance with the express provisions of this Agreement or as the Collateral Agent may otherwise direct it to perform in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained herein, the Depositary Bank shall not be required to take any action which is contrary to this Agreement or applicable law. Neither the Depositary Bank nor any of its Affiliates shall be responsible to any Senior Party for any recitals, statements, representations or warranties made by the Partnership contained in this Agreement or any other Financing Document or in any certificate or other document referred to or provided for in, or received by any Senior Party under, the Indenture, this Agreement or any other Financing Document for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by the Partnership to perform its obligations hereunder or thereunder. The Depositary Bank shall not be required to ascertain or inquire as to the performance by the Partnership of any of its or their obligations under the Indenture, this Agreement, any other Financing Document or any other document or agreement contemplated hereby or thereby. The Depositary Bank shall not be (a) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Security Document or (b) responsible for any action taken or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct) or in connection with any other Security Document. Except as otherwise provided under this Agreement, the Depositary Bank shall take action under this Agreement only as it shall be directed in writing by the Collateral Agent. Whenever in the administration of this Agreement the Depositary Bank shall deem it necessary or desirable that a factual matter be proved or established in connection with the Depositary Bank taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of any Authorized Officer of the Partnership, or the Collateral Agent, if appropriate. The Depositary Bank shall have the right at any time to seek instructions concerning the administration of this Agreement from the Collateral Agent or any court of competent jurisdiction. The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the jurisdiction of the Depositary Bank.

         Section 7.2 RELIANCE BY DEPOSITIARY BANK. The Depositary Bank shall be entitled to rely upon and shall not be bound to make any investigation into the facts or matters stated in any Officer's Certificate of the Partnership, the Independent Engineer's, the Collateral Agent's or any other notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice or statement of legal counsel, independent accountants and other experts selected by the Depositary Bank and shall have no liability for its actions taken thereupon, unless due to the Depositary Bank's willful misconduct or gross negligence. Without limiting the foregoing, the Depositary Bank shall be required to make payments to the Senior Parties only as set forth herein. The Depositary Bank shall be fully justified in failing or refusing to take any action under this Agreement (i) if such action would, in the reasonable opinion of the Depositary Bank, be contrary to Applicable Law or the terms of this Agreement, (ii) if such action is not specifically provided for in this Agreement, it shall not have received any such advice or concurrence of the Collateral Agent as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement (whether such action is or is intended to be an action of the Depositary Bank or the Collateral Agent), it shall not first be indemnified to its satisfaction by the Senior Parties (other than the Trustee (in its individual capacity) or the Collateral Agent (in its individual capacity) or any other agent or trustee under any of the Financing Documents (in their respective individual capacities)) against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action. The Depositary Bank shall in all cases be fully protected in action, or in refraining from acting, under this Agreement in accordance with a request of the Collateral Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Senior Parties.

         Section 7.3 COURT ORDERS. The Depositary Bank is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary Bank. The Depositary Bank shall not be liable to any of the parties hereto or any other Senior Party, their successors, heirs or personal representatives by reason of the Depositary Bank's compliance with such writs, orders, judgments or decrees notwithstanding that such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

         Section 7.4 RESIGNATION OR REMOVAL. Subject to the appointment and acceptance of a successor Depositary Bank as provided below, the Depositary Bank may resign at any time by giving thirty (30) days prior written notice thereof to the Collateral Agent and the Partnership, PROVIDED that in the event the Depositary Bank is also the Collateral Agent, it must also at the same time resign as Collateral Agent. The Depositary Bank may be removed at any time with cause by the Collateral Agent. Except during the continuation of a default or event of default under any Financing Document, the Partnership shall have the right to remove the Depositary Bank upon thirty (30) days prior written notice to the Senior Parties with or without cause, effective upon the appointment of a successor Depositary Bank under this SECTION 7.4, which is reasonably acceptable to the Collateral Agent. In the event that the Depositary Bank shall decline to take any action without first receiving adequate indemnity from the Partnership or the Senior Parties, as the case may be and, having received an indemnity, shall continue to decline to take such action, the Collateral Agent shall be deemed to have sufficient cause to remove the Depositary Bank. In the event that the Depositary Bank is also the Trustee, the Collateral Agent shall have the right to remove the Depositary Bank with or without cause. Upon any such resignation or removal, the Collateral Agent shall have the right to appoint a successor Depositary Bank, which Depositary Bank (except during the continuation of a default or event of default under any Financing Document) shall be reasonably acceptable to the Partnership. If no successor Depositary Bank shall have been appointed by the Collateral Agent and shall have accepted such appointment within thirty (30) days after the retiring Depositary Bank's giving of notice of resignation or removal of the retiring Depositary Bank, then (i) the retiring Depositary Bank may petition a court of competent jurisdiction for the appointment of a successor Depositary Bank or
(ii) the retiring Depositary Bank may appoint a successor Depositary Bank, which shall be a bank or trust company reasonably acceptable to the Collateral Agent and the Partnership. Upon the acceptance of any appointment as Depositary Bank hereunder by the successor Depositary Bank, (a) such successor Depositary Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary Bank and shall be discharged from its duties and obligations hereunder and (b) the retiring Depositary Bank shall promptly transfer all Funds within its possession or control to the possession or control of the successor Depositary Bank and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary Bank with respect to the Accounts to the successor Depositary Bank. After the retiring Depositary Bank's resignation or removal hereunder as Depositary Bank, the provisions of this
ARTICLE 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Depositary Bank.

         Section 7.5 EXPENSES; INDEMNIFICATION; FEES. (a) The Partnership agrees to pay or reimburse all reasonable out-of-pocket expenses of the Depositary Bank (including reasonable fees and expenses for legal services) in respect of, or incident to, the execution, administration or enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement. The obligations contained in this SECTION
7.5 shall survive the termination of this Agreement or the resignation or removal of the Depositary Bank.

                  (b) The Partnership agrees to indemnify the Depositary Bank in its capacity as such, and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each an "INDEMNIFIED DEPOSITARY BANK PARTY") from and against any and all claims, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) arising out of or resulting from this Agreement (including, without limitation, performance under or enforcement of this Agreement, but excluding any such claims, losses or liabilities resulting from the Indemnified Depositary Bank Party's gross negligence or willful misconduct). This indemnity shall survive the termination of this Agreement, and the resignation or removal of the Depositary Bank. This indemnity is extended in addition to, and not in derogation or limitation of, the provisions of SECTION 6.4 (Indemnification; Bankruptcy) of this Agreement.

                  (c) On the Closing Date, and on each anniversary of the Closing Date to and including the Debt Termination Date, the Partnership shall pay the Depositary Bank an annual fee in an amount mutually agreed on by the Partnership and the Depositary Bank.

                                   ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 DIRECTION TO COLLATERAL AGENT. Unless otherwise provided herein, any instruction or direction given to the Collateral Agent with respect to the transfer, withdrawal, deposit or payment of any funds under this Agreement shall be in writing and shall state with specificity the dollar amount, source and disposition of any such funds.

         Section 8.2 ACTION BY COLLATERAL AGENT. Notwithstanding any provisions to the contrary in this Agreement, if any transfer, withdrawal, deposit or payment of any funds by the Collateral Agent, or any other action to be taken by the Collateral Agent, under this Agreement is to be made or taken on a day which is not a Business Day, such transfer, withdrawal, deposit, payment or other action shall be made or taken on the next succeeding Business Day.

         Section 8.3 AMENDMENTS, WAIVER. No amendment, modification or supplement of this Agreement shall be effective unless such amendment, modification or supplement was effected in accordance with this Agreement. Any approval of an amendment to, or any waiver of any provision of, this Agreement shall be effective only in the specific instance and for the specific purpose for which such approval or waiver is given. No delay on the part of any Senior Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Senior Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

         Section 8.4 TRANSFER. Any Senior Party may at any time assign, transfer, grant or sell participations in its rights and interests under the Security Documents, SUBJECT, HOWEVER, to the restrictions imposed on the assignment, transfer, grant or sale of participation in the Senior Debt owing to such Senior Party pursuant to the agreement giving rise to such Senior Debt or any other agreement relating thereto.

         Section 8.5 SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

         Section 8.6 NOTICES. Except as otherwise expressly provided herein, (a) all notices and other communications provided for hereunder shall be provided in writing (including telegraphic, telex, facsimile or cable communication) and shall be sent by telecopy, telex, telegraph or cable with the original of such communication dispatched by (if inland) overnight or (if overseas) international courier and, if such courier service is not available, by registered airmail (or, if inland, registered first-class mail) with postage prepaid to the Partnership, the Senior Parties, the Depositary Bank and the Collateral Agent at their respective addresses specified below or in any Designation Letter, or at such other address as shall be designated by such Person in a written notice to the other parties hereto and (b) all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier, be effective seven (7) days after being deposited in the mail in the manner as aforesaid, when delivered to the telegraph company or cable company (if inland), one (1) day or (if overseas) three (3) days after delivery to a courier in the manner as aforesaid, as the case may be, or when sent by telex (with the correct answer back) or telecopier (after confirmation of receipt); provided however, that such notices directed to the Collateral Agent shall be deemed delivered when actually received by the Collateral Agent.

                  Collateral Agent:         The Chase Manhattan Bank
                                            Capital Markets Fiduciary Services
                                            450 West 33rd Street, 15th Floor
                                            New York, NY  10001
                                            Attention: Annette M. Marsula
                                            International & Project Finance Service Delivery

                  Authority Trustee:        The Chase Manhattan Bank
                                            Capital Markets Fiduciary Services
                                            450 West 33rd Street, 15th Floor
                                            New York, NY  10001
                                            Attention: Annette M. Marsula
                                            International & Project Finance Service Delivery

                  Trustee:                  The Chase Manhattan Bank
                                            Capital Markets Fiduciary Services
                                            450 West 33rd Street, 15th Floor
                                            New York, NY  10001
                                            Attention: Annette M. Marsula
                                            International & Project Finance Service Delivery

                  Depositary Bank:          The Chase Manhattan Bank
                                            Capital Markets Fiduciary Services
                                            450 West 33rd Street, 15th Floor
                                            New York, NY  10001
                                            Attention: Annette M. Marsula
                                            International & Project Finance Service Delivery

                  DSR LOC Agent:            The Toronto-Dominion Bank
                                            909 Fannin
                                            Suite 1700
                                            Houston, Texas  77010
                                            Attention:  Jeff Lents

                  PPA LOC Agent:            The Toronto-Dominion Bank
                                            909 Fannin
                                            Suite 1700
                                            Houston, Texas  77010

                                            Attention:  Jeff Lents

                  Partnership:              Tenaska Georgia Partnership L.P.
                                            1044 N. 115th Street, Suite 400
                                            Omaha, Nebraska 68154-4446
                                            Attention:        Michael F. Lawler

         Section 8.7 SUCCESSORS AND ASSIGNS. All of the covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and assigns, regardless of whether so expressed.

         Section 8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 8.9 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (a) This Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

                  (b) Any legal action or proceeding against the Partnership with respect to this Agreement or any other Financing Document may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Partnership hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Partnership agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Partnership and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Partnership irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Partnership at its address referred to in SECTION 8.6 (Notices) such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of any Senior Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Partnership in any other jurisdiction.

                  (c) The Partnership hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Indenture in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (d) WITH REGARD TO THIS AGREEMENT, THE PARTNERSHIP, THE AUTHORITY, EACH SENIOR PARTY, THE COLLATERAL AGENT AND THE DEPOSITARY BANK HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

         Section 8.10 NO IMPAIRMENTS OF OTHER RIGHTS. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Senior Parties may have or may obtain against the Partnership.

         Section 8.11 HEADINGS. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.

         Section 8.12 TERMINATION. This Agreement shall remain in full force and effect until the Debt Termination Date. Following the Debt Termination Date, SECTIONS 6.4(A) AND (B) (Indemnification; Bankruptcy) shall remain in full force and effect.

         Section 8.13 ENTIRE AGREEEMENT. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

         Section 8.14 EXECUTION IN LIEU OF AGENT. To the extent that any of the holders of Permitted Indebtedness incurred subsequent to the date hereof are not represented by an agent that is a party to this Agreement, such holder of Additional Permitted Indebtedness shall be permitted to execute this Agreement and the Designation Letter on its own behalf in lieu of any agent on its behalf.

         Section 8.15 CONFLICTS WITH OTHER SECURITY DOCUMENTS. Notwithstanding any provision hereof, in the event of any conflict between the terms of this Agreement and the other Security Documents, the provisions of this Agreement shall control.

         Section 8.16 SCOPE OF DUTIES, LIMITS ON LIABILITY. Without limiting any other provision hereof, the duties and obligations of the Collateral Agent and the Depositary Bank shall be determined solely by the express provisions of this Agreement; neither the Collateral Agent nor the Depositary Bank shall be liable except for the performance of such duties and obligations as are specifically set forth herein. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or the Depositary Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent or the Depositary Bank, as the case may be, has been advised of the likelihood of such loss or damage and regardless of the form of action.

         Section 8.17 BENEFIT OF AGREEMENT. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and the Senior Parties any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Senior Parties.

         Section 8.18 CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude or require any other or future exercise thereof or the exercise of any other right, power or privilege. All rights, powers and remedies granted to any party hereto and all other agreements, instruments and documents executed in connection with this Agreement shall be cumulative, may be exercised singly or concurrently and shall not be exclusive of any rights or remedies provided by law.

         Section 8.19 TIME OF DAY; ENGLISH LANGUAGE. All references herein to any time of day shall be deemed to be references to New York City time, and all notices, instruments and other documents required to be delivered hereunder shall be in the English language.

         Section 8.20 NOTICE OF ADVERSE CLAIM. Except for the claims and interest of the Senior Parties in the Funds, the Collateral Agent does not know of any claim to, or interest in, the Funds or in any "financial asset" (as defined in SECTION 8-102(A) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, warrant of attachment, execution or similar process) against the Funds or in any financial asset carried therein, the Collateral Agent will promptly notify the Senior Parties and the Partnership thereof.

         Section 8.21 NO RECOURSE. Notwithstanding any provisions to the contrary in the Transaction Documents, there shall be no recourse against any Affiliates, Partners, officers, directors, representatives or employees of the Partnership (each, a "Non-Recourse Party") for any payment due hereunder or under any other Transaction Document from the Partnership or for the performance of any obligation of or breach of any representation or warranty made by the Partnership under any of the Transaction Documents. The sole recourse of the Trustee and any Holder for satisfaction of the obligations of the Partnership under any of the Transaction Documents or for the performance of any obligation of the Partnership under any of the Transaction Documents, or the breach of any representation or warranty made by the Partnership under any of the Transaction Documents, shall be against the Partnership and its respective assets, it being expressly understood by the Trustee and Holders that such obligations of the Partnership are obligations solely of such entity and that no such personal liability shall attach to, or be incurred by, any Non-Recourse Party; PROVIDED, that nothing contained in this Section 8.21 shall (i) impair in respect of the Partnership, the validity of any Bonds or the Guaranty, prevent the taking of any action permitted by law against the Partnership or its respective Affiliates to realize upon the Collateral, or in any way affect or impair the rights of the Trustee and the Holders to take any action permitted by law to realize upon the Collateral, (ii) be deemed to release the Partnership or any respective Affiliate thereof, or any past, present or future shareholder, partner, officer, employee, director or agent of any thereof, from liability for its fraudulent actions, fraudulent misrepresentations, gross negligence or willful misconduct or (iii) limit or affect the obligations and liabilities of any Non-Recourse Party in accordance with the terms of any other Transaction Document creating such obligations and liabilities to which such Non-Recourse Party is a party.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first written above.


                                TENASKA GEORGIA PARTNERS, L.P.,

                                By: Tenaska Georgia, Inc., its
                                    Managing General Partner


                                By: /S/ MICHAEL F. LAWLER
                                    ----------------------------------
                                    Name:  Michael F. Lawler
                                    Title: Vice President of Finance &
                                           Treasurer



                                THE TORONTO-DOMINION BANK,
                                 as PPA LOC Agent



                                By: /S/ WARREN FINLEY
                                    ----------------------------------
                                    Name:  Warren Finley
                                    Title: Manager Credit



                                THE TORONTO-DOMINION BANK,
                                 as DSR LOC Agent



                                By: /S/ WARREN FINLEY
                                    ----------------------------------
                                    Name:      Warren Finley
                                    Title:     Manager Credit



                                THE CHASE MANHATTAN BANK,
                                  as Trustee



                                By: /S/ ANNETTE M. MARSULA
                                    ----------------------------------
                                    Name:  Annette M. Marsula
                                    Title: Assistant Vice President

                                THE CHASE MANHATTAN BANK,
                                  as Collateral Agent



                                By: /S/ ANNETTE M. MARSULA
                                    ----------------------------------
                                    Name:  Annette M. Marsula
                                    Title: Assistant Vice President



                                THE CHASE MANHATTAN BANK,
                                  as the Depositary Bank



                                By: /S/ ANNETTE M. MARSULA
                                    ----------------------------------
                                    Name:  Annette M. Marsula
                                    Title: Assistant Vice President



                                THE CHASE MANHATTAN BANK,
                                  as the Authority Trustee



                                By: /S/ ANNETTE M. MARSULA
                                    ----------------------------------
                                    Name:        Annette M. Marsula
                                    Title:       Assistant Vice President

                                                               Exhibit A to the
                                                    Collateral Agency Agreement


                          [FORM OF DESIGNATION LETTER]

                                                                         [Date]


[Collateral Agent]

                       Re: Tenaska Georgia Partners, L.P.

Ladies and Gentlemen:

         Reference is made to (i) the Collateral Agency and Intercreditor Agreement (the "COLLATERAL AGENCY AGREEMENT") dated as of November 1, 1999, among Tenaska Georgia Partners, L.P. (the "PARTNERSHIP"), the DSR LOC Agent, the PPA LOC Agent, the Trustee, the Authority Trustee, the Depositary Bank, any trustees or agents under any other Financing Documents and the Collateral Agent and (ii) [Describe New Credit Documents]. Capitalized terms used herein and not defined herein shall have the meanings set forth in APPENDIX A to the Agreement as to Certain Undertakings, Common Representations, Warranties, Covenants and Other Terms (the "COMMON AGREEMENT") dated as of November 1, 1999 between the Partnership and the Senior Parties named therein.

         The undersigned is the [Bank/Lender][agent for the [Banks] [Lenders]] under the [New Credit Document].

         The undersigned is delivering this Designation Letter pursuant to
SECTION 5.5 (Additional Senior Parties) of the Collateral Agency Agreement in order to permit the undersigned [and the [Banks][Lenders] under the New Credit Document] to become Senior Parties under the Collateral Agency Agreement and the other Financing Documents and to benefit from the Collateral under the Financing Documents in accordance with the terms of the Collateral Agency Agreement and the other Financing Documents.

         Attached hereto is a copy of the certificate to be delivered by the Partnership.

         The undersigned [on behalf of itself and the [Banks][Lenders]] accedes to and agrees to be bound by all of the terms and provisions of the Collateral Agency Agreement and the other Financing Documents. In furtherance thereof, the undersigned [on behalf of itself and the [Banks][Lenders]] agrees to execute a counterpart of the Collateral Agency Agreement.

                  Our address for notices is:        [Insert Information]

                  Our wire
                  transfer instructions are:         [Insert Information]

         We agree that any extensions of credit under the [New Credit Documents] shall be deposited with the Depositary Bank, to the extent required by SECTION
3.3 (Revenue Fund) of the Intercreditor Agreement.

         This Designation Letter may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

         THIS DESIGNATION LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                                    [CREDITOR]



                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


Consented to by:


---------------------------------
as Collateral Agent



By:
   ------------------------------
   Name:
   Title:

                                                               Exhibit B to the
                                                    Collateral Agency Agreement


                        FORM OF SUBORDINATION PROVISIONS

         1.0 CERTAIN DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Common Agreement. As used in these subordination provisions, the following terms shall have the following respective meanings:

         "INDEFEASIBLY PAID" means, with respect to the making of any payment on or in respect of any Senior Claim, a payment of such Senior Claim in full which is not subject to avoidance under Section 547 of the Bankruptcy Code or any other law or equitable principle.

         "JUNIOR CLAIMANT" means any Person who has advanced Subordinated Debt to the Partnership.

         "PROCEEDING" means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Partnership, its property or its creditors as such,
(b) proceeding for any liquidation, dissolution or other winding-up of the Partnership, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of the Partnership or (d) other marshalling of the assets of the Partnership.

         "SENIOR CLAIMS" means (a) the principal of, and premium, if any, and interest on, the Bonds (including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding), (b) all other indebtedness, obligations and liabilities of the Partnership to the Trustee and Holders, whether now existing or hereafter incurred or created, under or with respect to the Indenture and (c) all other Permitted Indebtedness of the Partnership other than Subordinated Debt.

         "SENIOR DEFAULT" means an event which, after notice or lapse of time or both, would become a Senior Event of Default.

         "SENIOR EVENT OF DEFAULT" means an "Event of Default" as such term is defined in the Common Agreement or in any other agreement or instrument under which any Senior Claim is outstanding.

         "SUBORDINATED AGREEMENT" means any note, instrument or agreement between the Partnership and any Junior Claimant evidencing any indebtedness subordinated on the terms and conditions substantially in the form set forth herein.

         "SUBORDINATED AMOUNT" means any amount due and payable by the Partnership to any Junior Claimant, pursuant to the terms of any Subordinated Agreement.

         1.1 SUBORDINATION. The Subordinated Amount shall be and hereby is expressly made subordinate and junior in right of payment to all Senior Claims to the extent and in the manner provided in these subordination provisions. These subordination provisions are made for the benefit of the holders of such Senior Claims, and such holders are hereby made Obligees hereunder with the same effect as if their names were written as such in these subordination provisions and any such holder or all of them may proceed to enforce such provisions. All Junior Claimants waive any and all notice of the creation or accrual of any such Senior Claim and notice of proof of reliance upon these subordination provisions by any holder of any Senior Claim. Moreover, all Junior Claimants agree to be bound by these subordination provisions and the Senior Claims shall conclusively be deemed to have been created, contracted or incurred in reliance upon these subordination provisions and all dealings between the Partnership and the holders of any such Senior Claims so arising shall be deemed to have been consummated in reliance upon these subordination provisions.

         1.2 SUBORDINATION IN THE EVENT OF CERTAIN DEFAULTS, ETC. (a) Upon the happening of a Senior Default or a Senior Event of Default then, unless and until such Senior Default or Senior Event of Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (including principal and interest) (in cash, property or Bonds or by set-off or otherwise) shall be made or agreed to be made to a Junior Claimant who is an Affiliate of the Partnership on account of any Subordinated Amount, or as a sinking fund for any Subordinated Amount, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Amount.

                  (b) Upon the occurrence of a Senior Default or a Senior Event of Default under SECTION 5.L(B-K) of the Common Agreement and for the eighteen months following such Senior Default or a Senior Event of Default, then, unless and until such Senior Default or Senior Event of Default shall have been remedied or waived or shall have ceased to exist, no direct or indirect payment (including principal and interest) (in cash, property or Bonds or by set-off or otherwise) shall be made or agreed to be made to a Junior Claimant who is not an Affiliate of the Partnership on account of any Subordinated Amount. or as a sinking fund for any Subordinated Amount, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Amount. Following such eighteen month period, such Junior Claimant who is not an Affiliate of the Partnership may receive direct or indirect payment of principal and interest (in cash, property or Bonds or by set-off or otherwise) pursuant to Section 3.8 (Subordinated Debt Account) of the Collateral Agency Agreement.

                  (c) Upon the occurrence of a Senior Default or a Senior Event of Default under SECTION 5.1 (A) of the Common Agreement or any other default in the payment of principal, interest or any other amount due with respect to any Senior Claim, no direct or indirect payment (including principal and interest) (in cash, property or Bonds or by set-off or otherwise) shall be made or agreed to be made to any Junior Claimant on account of any Subordinated Amount or as a sinking fund for any Subordinated Amount, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Amount until all Senior Claims shall have been remedied, waived or shall have ceased to exist.

                  (d) The holders of the Senior Claims shall be entitled PRO RATA in accordance with the priorities then existing among such holders to vote all claims of any Junior Claimant in respect of such Subordinated Amount in connection with any Proceeding. Notwithstanding the foregoing, in the event that the holders of the Senior Claims shall allow any Junior Claimant to retain the right to vote and otherwise act in any Proceeding (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation. reorganization, arrangement, composition or extension), such Junior Claimant shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any liens or security interests granted to, or for the benefit of, the holders of any Senior Claims, (ii) the relative rights and duties of the holders of the Senior Claims established in the Security Documents with respect to such liens and security interests, or (iii) the enforceability of the Security Documents or these subordination provisions.

                  (e) In connection with any Proceeding, all Junior Claimants irrevocably authorize the holders of the Senior Claims, or any of them, to demand, sue for, collect and receive all payments and distributions to the extent required in Section 1.2(a), to give acquittance therefor and to take such other actions as such holders of the Senior Claims may deem necessary or advisable for the enforcement of these subordination provisions. All Junior Claimants further agree duly and promptly to take such action as may be requested at any time or from time to time by the holders of the Senior Claims, to file appropriate proofs of claim in respect of such Subordinated Amount and to execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as may be requested by the holders of the Senior Claims, all as may be necessary or advisable to enable such holders of the Senior Claims to enforce any and all claims upon or in respect of the Subordinated Amount and to receive any and all payments or distributions to the extent required in Section 1.2(a).

         1.3 TURNOVER OF IMPROPER PAYMENTS. If any payment or distribution of any character or any security, whether in cash, Bonds or other property shall be received by any Junior Claimant in contravention of any of the terms hereof before all the Senior Claims (other than amounts not yet due and payable pursuant to the indemnity provisions of the Security Documents, so long as no claim has been made in respect of such indemnity) shall have been Indefeasibly Paid, such payment or distribution or security shall be received in trust for the benefit of and shall be paid over or delivered and transferred to, the holders of the Senior Claims at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Claims remaining unpaid, to the extent necessary to pay all such Senior Claims in full. In the event of the failure of any Junior Claimant to endorse or assign any such payment, distribution or security, each holder of any Senior Claim is hereby irrevocably authorized to endorse or assign the same.

         1.4 NO PREJUDICE OR IMPAIRMENT. (A) The rights under these subordination provisions of the holders of any Senior Claims as against all Junior Claimants shall remain in full force and effect without regard to, and shall not be impaired or affected by:

                        (i) any act or failure to act on the part of the Partnership; or

                       (ii) any extension or indulgence in respect of any payment of prepayment any Senior Claim or any part thereof or in respect of any other amount payable to any holder of any Senior Claim; or

                      (iii) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Claim, any Transaction Document or any other agreement which may be made relating to any Senior Claim; or

                       (iv) any exercise or non-exercise by the holder of any Senior Claim of any right, power, privilege, or remedy under or in respect of such Senior Claim, the Transaction Documents or these subordination provisions or any waiver of any such right, power, privilege or remedy or of any default in respect of such Senior Claim, the Transaction Documents or these subordination provisions, or any receipt by the holder of any Senior Claim of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Claim; or

                        (v) any merger or consolidation of the Partnership or any of its subsidiaries into or with any other person, or any sale, lease or transfer of any or all of the assets of the Partnership or any of its subsidiaries to any other person; or

                       (vi) absence of any notice to, or knowledge by, the Junior Claimant of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (i) through (v); or

                      (vii) any other circumstance.

                  (B) All Junior Claimants unconditionally waive (i) notice of any of the matters referred to in SECTION 1.4(A)(II) to the extent permitted by law, all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Claim against the Partnership, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Claim or the Transaction Documents, and notice of any failure on the part of the Partnership to perform and comply with any covenant, agreement, term or condition of the Senior Claims or the Transaction Documents, (iii) any right to the enforcement, assertion or exercise by any holder of any Senior Claims of any right, power, privilege or remedy conferred in such Senior Claims or the Transaction Documents, or otherwise, (iv) any requirement of diligence on the part of any holder of any of the Senior Claims, (v) any requirement on the part of any holder of any Senior Claim to mitigate damages resulting from any default under such Senior Claim or the Transaction Documents, and (vi) any notice of any sale, transfer or other disposition of any Senior Claims by any holder thereof.

                  (C) The obligations of all Junior Claimants under these subordination provisions shall continue to be effective, or be reinstated as the case may be, if at any time any payment in respect of any Senior Claim, or any other payment to any holder of any Senior Claim in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Claims upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Partnership or any substantial part of its property, or otherwise, all as though such payment had not been made.

         1.5 SUBROGATION. No Junior Claimant shall have any subrogation or other rights as the holder of a Senior Claim, and all Junior Claimants hereby waive all such rights or subrogation and all rights of reimbursement or indemnity whatsoever and all rights of recourse to any security for any Senior Claim, until such time as all the Senior Claims shall be Indefeasibly Paid and all of the obligations of the Partnership under the Senior Claims and the Transaction Documents shall have been duly performed. From and after the time at which all Senior Claims have been Indefeasibly Paid, the rights of the Junior Claimant shall be subrogated to all rights of any holders of Senior Claims to receive any further payments or distributions applicable to the Senior Claims until the Subordinated Amount shall have been Indefeasibly Paid, and for the purposes of such subrogation, no payment or distribution received by the holders of Senior Claims of cash, Bonds or other property to which any Junior Claimant would have been entitled except for these subordination provisions shall, as between the Partnership and its creditors other than the holders of Senior Claims, on the one hand, and any Junior Claimant, on the other, be deemed to be a payment or distribution by the Partnership to or on account of the Senior Claims.

         1.6 LEGEND ON JUNIOR CLAIMANTS' INSTRUMENTS. Each instrument evidencing any Subordinated Amount including, without limitation, any Subordinated Agreement, shall contain the following legend conspicuously noted on the fact thereof: "THIS [NAME OF INSTRUMENT] IS SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN THE [____AGREEMENT] DATED AS OF ____________, 19__ AMONG THE [INSERT THE NAMES OF PARTIES]" and shall specifically state that a copy of these subordination provisions is on file with the Partnership and is available for inspection at the Partnership's offices.

         1.7 LIMITATION ON ACTIONS. All Junior Claimants, by acceptance of the Subordinated Agreement, agree and undertake that:

                  (a) Without the prior written consent of all holders of the Senior Claim, no Junior Claimant shall (i) receive any payment in respect of such Subordinated Amount provided that, so long as no Senior Default or Senior Event of Default has occurred and is continuing, any Junior Claimant may receive the Subordinated Amount in accordance with the terms of any Subordinated Agreement), except subsequent to the eighteen month period following the occurrence of such Senior Default or Senior Event of Default, any Junior Claimant who is not an Affiliate of the Partnership may receive payment of principal and interest on the Subordinated Amount in accordance with SECTION 3.8 (Subordinated Debt Account) of the Collateral Agency Agreement,(ii) accelerate, collect or enforce all or any portion of the Subordinated Amount or (iii) take any action to foreclose or realize upon any collateral securing the Subordinated Amount or enforce any Subordinated Agreement. PROVIDED that anything in these subordination provisions contained to the contrary notwithstanding:

                        (i) Any Junior Claimant, may, but not more than one year prior to the expiration of any applicable limitation period provided by any applicable statute of limitation, commence and prosecute to judgment any action necessary to enforce such Subordinated Amount against the Partnership, but no Junior Claimant shall take any action to enforce or collect any judgment so obtained or to enforce any lien of the Subordinated Amount unless expressly permitted by these subordination provisions;

                       (ii) in the event that any Proceeding is commenced by or against the Partnership, any Junior Claimant may appear as a party in such action or proceeding and assert and perfect his rights with respect to such Subordinated Amount provided that, in so acting, such Junior Claimant shall recognize the rights of the holders of Senior Claims under these subordination provisions, including, without limitation, the right to vote the claim represented by such Subordinated Amount to the extent necessary, to enforce these subordination provisions.

                  (b) If any Junior Claimant, in violation of the provisions herein set forth. shall commence, prosecute or participate in any suit, action, case or proceeding against the Partnership, the Partnership may interpose as a defense or plea the provisions set forth herein. and any holder of any Senior Claim may intervene and interpose such defense or plea in its own name or in the name of the Partnership, and shall, in any event, be entitled to restrain the enforcement of the payment provisions of any Subordinated Agreement in its own name or in the name of the Partnership, as the case may be, in the same suit, action, case or proceeding or in any independent suit, action, case or proceeding.

                  (c) No Junior Claimant will take, obtain or hold (or permit anyone acting on its behalf to take, obtain or hold) any assets of the Partnership, whether as a result of any administrative, legal or equitable action, or otherwise, in violation of the provisions of these Subordination provisions.

                  (d) Except as expressly provided in these subordination provisions, without the Prior written consent of all holders of the Senior Claims, no Junior Claimant will commence, prosecute or participate in (i) any administrative, legal or equitable action against the Partnership relating to the Subordinated Amount or (ii) any other administrative, legal or equitable action relating to any Subordinated Agreement.

                                   EXHIBIT 3.1

                               FORM OF REQUISITION

                                                          Requisition No.______
                                                            Date:______________


[COLLATERAL AGENT],
as Collateral Agent
[address]


[DEPOSITARY BANK],
as Depositary Bank
[address]

         Reference is hereby made to the Collateral Agency and Intercreditor Agreement, dated as of November 1, 1999, among Tenaska Georgia Partners, L.P. (the "PARTNERSHIP"), The Toronto-Dominion Bank, as DSR LOC AGENT, The Toronto-Dominion Bank, as PPA LOC AGENT, The Chase Manhattan Bank, as AUTHORITY TRUSTEE, The Chase Manhattan Bank, as TRUSTEE, The Chase Manhattan Bank, as DEPOSITARY BANK and The Chase Manhattan Bank, as COLLATERAL AGENT (as the same may be amended, modified or supplemented from time to time, the "Collateral Agency Agreement"). Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Collateral Agency Agreement.

         The Partnership hereby requests, pursuant to Section 3.1 of the Collateral Agency Agreement, that the Collateral Agent make a disbursement from the Construction Fund in the aggregate amount of $_________ (the "Partnership Requested Disbursement").

         The total funding to date from the Construction Fund is equal to $__________.

         The date that the Partnership Requested Disbursement is to be made is
________.

         Proceeds of the Partnership Requested Disbursement shall be used as follows:

------------------------------------------------------------- -------------------------------------
Cash to be Paid to EPC Contractor                                      $
                                                                        -------------------
------------------------------------------------------------- -------------------------------------
Cash to be Paid to GE                                                  $
                                                                        -------------------
------------------------------------------------------------- -------------------------------------
Cash to be Paid to the Senior Parties                                  $
                                                                        -------------------
------------------------------------------------------------- -------------------------------------
Cash to be Paid to Trustee for deposit in the Construction
Interest Account                                                       $
                                                                        -------------------
------------------------------------------------------------- -------------------------------------
Cash for Other Project Costs                                           $
                                                                        -------------------
------------------------------------------------------------- -------------------------------------
Total Funds in This Requisition                                        $
                                                                        -------------------
------------------------------------------------------------- -------------------------------------
Total Equity Funding to Date                                           $
                                                                        -------------------
------------------------------------------------------------- -------------------------------------

------------------------------------------------------------- -------------------------------------
Total Funding to Date                                                  $
                                                                        -------------------
------------------------------------------------------------- -------------------------------------

Cash disbursement instructions (including wire and account information) for the Partnership Requested Disbursement are set forth in Annex 1 hereto.

                  The Partnership hereby certifies, in connection with this Requisition, that:

                           (i) the proceeds of the Partnership Requested
                  Disbursements will be used solely to pay Project Costs in accordance with the Common Agreement;

                           (ii) all work performed to date has been
                  satisfactorily performed in a good and workmanlike manner and pursuant to and in accordance with the terms and conditions of the Project Documents under which such work has been performed;

                           (iii) undisbursed funds in the Construction Fund,
                  together with funds available under the Equity Contribution Agreement and all other available sources of funds, are reasonably expected to be sufficient to complete the Project according to the EPC Contract and the Pipeline EPC Contract on or prior to the Scheduled Date of Commercial Operation for the Final Units;

                           (iv) the Partnership reasonably expects that the
                  Facility will be completed when required in order to prevent a termination of the PPA due to delay;

                           (v) no Default or Event of Default under the Common
                  Agreement has occurred and is continuing;

                           (vi) proceeds of all prior Requisitions have been
                  expended or applied pursuant to provisions of the Financing Documents and the items for which amounts are requested in this Requisition have not been the basis for a previous Requisition (other than as an Estimated Project Cost);

                           (vii) the insurance policies required pursuant to the
                  Common Agreement, the material Governmental Approvals required to have been obtained as of the date of this Requisition, and all necessary Project Documents are in full force and effect;

                           (viii) the Partnership and the Facility Site are, to
                  the best of the Partnership's knowledge, in compliance with all environmental laws, noncompliance with which could be reasonably expected to result in a Material Adverse Effect;

                           (ix) the representations set forth in Sections
                  4.1(a), 4.1(e), 4.1(f), 4.1(g), 4.1(k) and 4.1(q) of the
                  Common Agreement are true and correct in all material respects; and

                           (x) there has not been any sale, forfeiture or loss
                  of any material amount of the Collateral and the Collateral is not subject to any Liens other than Permitted Liens; or

                                    (A) We confirm the certifications set forth
                  in (i), (iv) and (vi) above;

                                    (B) We are unable to confirm the following
                  certifications set forth above [(ii), (iii), (v), (vii),
                  (viii), (ix) or (x)] and a statement identifying the cause for such failure is attached hereto;

                                    (C) No Bankruptcy Event in respect of the
                  Partnership exists; and

                                    (D) Each of the EPC Contract, the Power
                  Purchase Agreement, required insurance policies and material Governmental Approvals required by the Transaction Documents for construction of the Facility are in full force and effect.

         [This Requisition is accompanied by the following items:

                           (a) if any amount of the Partnership Requested
                  Disbursement is to be applied to any payment under the EPC Contract, a payment request under the EPC Contract (which request is attached hereto), approved by the Partnership;

                           (b) if any amount of a Partnership Requested
                  Disbursement is to be applied to the payment of a Project Cost other than the payment of interest, fees, expenses or other costs required to be paid by the obligors under the Financing Documents or the EPC Contract, a statement detailing such amounts and describing the services rendered, together with attached bills for individual Project Costs in excess of $250,000, except for estimated amounts which represent a Project Cost which as of the date of this Requisition is not due and payable but which will become due and payable prior to the next scheduled requested disbursement ("Estimated Project Costs") and for which bills for such Estimated Project costs will be attached to the next Requisition for individual Project Costs in excess of $250,000; and

                           (c) bills for any Project Costs which as of the date
                  of the last Requisition were Estimated Project Costs and are required pursuant to such last Requisition to be attached hereto.]

                                      TENASKA GEORGIA PARTNERS, L.P.,

                                      By:    Tenaska Georgia, Inc.,
                                             Managing General Partner



                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:

The Collateral Agent hereby instructs the Depositary Bank to comply with the foregoing requested disbursement.


                                      [COLLATERAL AGENT], as Collateral Agent




                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:

                       INDEPENDENT ENGINEER'S CONFIRMATION


The Chase Manhattan Bank
as Collateral Agent
450 West 33rd Street, 15th Floor
New York, New York  10001


         Subject:          Tenaska Georgia Project


R. W. Beck, Inc. (the "Independent Engineer") pursuant to the Collateral Agency and Intercreditor Agreement, dated as of November 1, 1999, among Tenaska Georgia Partners, L.P. (the "PARTNERSHIP"), The Toronto-Dominion Bank, as DSR LOC AGENT, The Toronto-Dominion Bank, as PPA LOC AGENT, The Chase Manhattan Bank, as AUTHORITY TRUSTEE, The Chase Manhattan Bank, as TRUSTEE, The Chase Manhattan Bank, as DEPOSITARY BANK and The Chase Manhattan Bank, as COLLATERAL AGENT (as the same may be amended, modified or supplemented from time to time, the "Collateral Agency Agreement"), hereby makes the following statements as of
______.

Reference is made to the Partnership's Requisition Certificate No. _____ (the "Requisition") dated__________ addressed to the Collateral Agent requesting that a disbursement from the Construction Fund in the aggregate amount of $__________ be made.

          1. We have read the provisions of the Collateral Agency Agreement as it identifies the responsibilities of the Independent Engineer, related to providing this Independent Engineer's Confirmation.

          2. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Collateral Agency Agreement

          3. We hereby confirm that we have reviewed the Requisition and the reports and documents attached thereto and other material relating to the Project as we believed were necessary to establish the accuracy of the technical aspects of this Independent Engineer's Confirmation. Our review and observations were performed in accordance with generally accepted engineering practice and in accordance with the standards of care practiced by leading independent and consulting engineers in performing similar tasks on like projects. The confirmation contained herein is made on the understanding and assumption that the Independent Engineer has been provided true, correct, and complete information as to the matters covered by the Requisition. On such basis, we hereby confirm that to the best of our knowledge, based on our review of the Requisition and such other technical review and observation as was deemed appropriate, the matters certified by the Partnership in paragraphs [(i), (ii). (iv) and

               (vi)] or [(A) and (D)] are true and correct regarding technical aspects on the date hereof.

_____________, as Independent Engineer


BY:
   -----------------------------------
   Name:
   Title:



BY:
   -----------------------------------
   Name:
   Title:

                                   SCHEDULE I


                                      FUNDS

                                                                 TRUST             VISTA
                ACCOUNT NAME                                  ACCOUNT NO.       ACCOUNT NO.
Construction Fund                                                C29457          294570000

Revenue Fund                                                     C29458          294580000
         Loss Proceeds Account                                  C29458-A         294580001
         Energy Contract Buy-Out Proceeds Sub-account           C29458-B         294580002
         EPC Buy-Down Proceeds Sub-account                      C29458-C         294580003

Operating Fund                                                   C29459          294590000
         Major Maintenance Sub-Account                          C29459-A         294590001

Debt Service Fund                                                C29460          294600000
         Debt Service Reserve Account                           C29460-A         294600001
         Subordinated Debt Account                              C29460-B         294600002

Partnership Distribution Fund                                    C29461          294610000
         Distribution Suspense Account                          C29461-A         294910001

Unrestricted Account                                            C29461-B         294610002